Exhibit 4.1

EXECUTION VERSION

Consolidated Communications Finance II Co.

6.50% SENIOR NOTES DUE 2022

INDENTURE

Dated as of September 18, 2014

Wells Fargo Bank, National Association

Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06, 7.07
(c)	7.06, 12.02
(d)	7.06
314(a)	4.03
(a)(4)	12.05; 4.04
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316(a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	12.15(c)
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	12.01
(b)	N.A.
(c)	12.01

This Cross-Reference Table is not part of this Indenture
* N.A. means not applicable.

TABLE OF CONTENTS

Article 1 DEFINITIONS AND INCORPORATION BY REFERENCE		- 1 -
SECTION 1.01	Definitions.	- 1 -
SECTION 1.02	Other Definitions.	- 25 -
SECTION 1.03	Incorporation by Reference of Trust Indenture Act.	- 25 -
SECTION 1.04	Rules of Construction.	- 26 -
Article 2 THE NOTES		- 26 -
SECTION 2.01	Form and Dating.	- 26 -
SECTION 2.02	Execution and Authentication	- 27 -
SECTION 2.03	Methods of Receiving Payments on the Notes	- 28 -
SECTION 2.04	Registrar and Paying Agent.	- 28 -
SECTION 2.05	Paying Agent to Hold Money in Trust	- 29 -
SECTION 2.06	Holder Lists	- 29 -
SECTION 2.07	Transfer and Exchange.	- 29 -
SECTION 2.08	Replacement Notes	- 42 -
SECTION 2.09	Outstanding Notes.	- 42 -
SECTION 2.10	Treasury Notes	- 43 -
SECTION 2.11	Temporary Notes	- 43 -
SECTION 2.12	Cancellation	- 43 -
SECTION 2.13	Defaulted Interest	- 43 -
SECTION 2.14	CUSIP Numbers	- 43 -
Article 3 REDEMPTION AND OFFERS TO PURCHASE		- 43 -
SECTION 3.01	Notices to Trustee	- 43 -
SECTION 3.02	Selection of Notes to Be Redeemed.	- 44 -
SECTION 3.03	Notice of Redemption.	- 44 -
SECTION 3.04	Effect of Notice of Redemption	- 45 -

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SECTION 3.05	Deposit of Redemption Price.	- 45 -
SECTION 3.06	Notes Redeemed in Part	- 46 -
SECTION 3.07	Optional Redemption.	- 46 -
SECTION 3.08	Repurchase Offers.	- 46 -
SECTION 3.09	Mandatory Redemption	- 48 -
SECTION 3.10	Special Mandatory Redemption	- 48 -
Article 4 COVENANTS		- 49 -
SECTION 4.01	Payment of Notes.	- 49 -
SECTION 4.02	Maintenance of Office or Agency.	- 50 -
SECTION 4.03	Reports.	- 50 -
SECTION 4.04	Compliance Certificate.	- 51 -
SECTION 4.05	Taxes	- 51 -
SECTION 4.06	Stay, Extension and Usury Laws	- 51 -
SECTION 4.07	Restricted Payments.	- 52 -
SECTION 4.08	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.	- 55 -
SECTION 4.09	Incurrence of Indebtedness.	- 57 -
SECTION 4.10	Asset Sales.	- 60 -
SECTION 4.11	Transactions with Affiliates.	- 62 -
SECTION 4.12	Liens	- 63 -
SECTION 4.13	Business Activities	- 64 -
SECTION 4.14	Offer to Repurchase upon a Change of Control.	- 64 -
SECTION 4.15	Designation of Restricted and Unrestricted Subsidiaries.	- 65 -
SECTION 4.16	Payments for Consent	- 66 -
SECTION 4.17	Guarantees	- 66 -
SECTION 4.18	Sale and Leaseback Transactions	- 67 -
SECTION 4.19	Suspension of Certain Covenants	- 67 -

SECTION 4.20	Escrow of Funds	- 68 -
SECTION 4.21	Activities Prior to the Escrow Release	- 68 -
SECTION 4.22	Covenant Compliance Prior to the Escrow Release.	- 68 -
Article 5 SUCCESSORS		- 69 -
SECTION 5.01	Merger, Consolidation or Sale of Assets.	- 69 -
SECTION 5.02	Successor Corporation Substituted	- 70 -
Article 6 DEFAULTS AND REMEDIES		- 70 -
SECTION 6.01	Events of Default	- 70 -
SECTION 6.02	Acceleration.	- 72 -
SECTION 6.03	Other Remedies.	- 72 -
SECTION 6.04	Waiver of Past Defaults	- 73 -
SECTION 6.05	Control by Majority	- 73 -
SECTION 6.06	Limitation on Suits.	- 73 -
SECTION 6.07	Rights of Holders of Notes to Receive Payment	- 74 -
SECTION 6.08	Collection Suit by Trustee	- 74 -
SECTION 6.09	Trustee May File Proofs of Claim	- 74 -
SECTION 6.10	Priorities.	- 74 -
SECTION 6.11	Undertaking for Costs	- 75 -
Article 7 TRUSTEE		- 75 -
SECTION 7.01	Duties of Trustee	- 75 -
SECTION 7.02	Certain Rights of Trustee.	- 76 -
SECTION 7.03	Individual Rights of Trustee	- 77 -
SECTION 7.04	Trustee’s Disclaimer	- 77 -
SECTION 7.05	Notice of Defaults	- 78 -
SECTION 7.06	Reports by Trustee to Holders of the Notes.	- 78 -
SECTION 7.07	Compensation and Indemnity.	- 78 -

SECTION 7.08	Replacement of Trustee.	- 79 -
SECTION 7.09	Successor Trustee by Merger, Etc.	- 80 -
SECTION 7.10	Eligibility; Disqualification	- 80 -
SECTION 7.11	Preferential Collection of Claims Against Company	- 80 -
SECTION 7.12	Authority to Enter into Escrow Agreement	- 80 -
Article 8 DEFEASANCE AND COVENANT DEFEASANCE		- 80 -
SECTION 8.01	Option to Effect Legal Defeasance or Covenant Defeasance	- 81 -
SECTION 8.02	Legal Defeasance and Discharge	- 81 -
SECTION 8.03	Covenant Defeasance	- 81 -
SECTION 8.04	Conditions to Legal or Covenant Defeasance	- 82 -
SECTION 8.05	Deposited Money and Government Securities to Be Held in Trust.	- 83 -
SECTION 8.06	Repayment to the Company	- 83 -
SECTION 8.07	Reinstatement	- 84 -
Article 9 AMENDMENT, SUPPLEMENT AND WAIVER		- 84 -
SECTION 9.01	Without Consent of Holders of Notes	- 84 -
SECTION 9.02	With Consent of Holders of Notes	- 85 -
SECTION 9.03	Compliance with Trust Indenture Act	- 87 -
SECTION 9.04	Revocation and Effect of Consents	- 87 -
SECTION 9.05	Notation on or Exchange of Notes	- 87 -
SECTION 9.06	Trustee to Sign Amendments, Etc.	- 87 -
Article 10 NOTE GUARANTEES		- 87 -
SECTION 10.01	Guarantee	- 87 -
SECTION 10.02	Limitation on Guarantor Liability	- 88 -
SECTION 10.03	Execution and Delivery of Note Guarantee	- 88 -
SECTION 10.04	Guarantors May Consolidate, Etc., on Certain Terms	- 89 -
SECTION 10.05	Release of Guarantor	- 89 -

SECTION 10.06	Benefits Acknowledged	- 90 -
Article 11 SATISFACTION AND DISCHARGE		- 90 -
SECTION 11.01	Satisfaction and Discharge.	- 90 -
SECTION 11.02	Deposited Money and Government Securities to Be Held in Trust	- 91 -
SECTION 11.03	Repayment to the Company	- 92 -
Article 12 MISCELLANEOUS		- 92 -
SECTION 12.01	Trust Indenture Act Controls.	- 92 -
SECTION 12.02	Notices.	- 92 -
SECTION 12.03	Communication by Holders of Notes with Other Holders of Notes	- 93 -
SECTION 12.04	Certificate and Opinion as to Conditions Precedent	- 93 -
SECTION 12.05	Statements Required in Certificate or Opinion.	- 94 -
SECTION 12.06	Rules by Trustee and Agents	- 94 -
SECTION 12.07	No Personal Liability of Directors, Officers, Employees and Stockholders	- 94 -
SECTION 12.08	Governing Law	- 94 -
SECTION 12.09	Waiver of Jury Trial	- 94 -
SECTION 12.10	Consent to Jurisdiction	- 95 -
SECTION 12.11	No Adverse Interpretation of Other Agreements	- 95 -
SECTION 12.12	Successors	- 95 -
SECTION 12.13	Severability	- 95 -
SECTION 12.14	Counterpart Originals	- 95 -
SECTION 12.15	Acts of Holders	- 95 -
SECTION 12.16	Benefit of Indenture	- 96 -
SECTION 12.17	Qualification of Indenture	- 96 -
SECTION 12.18	Table of Contents, Headings, Etc.	- 97 -
SECTION 12.19	U.S.A. Patriot Act	- 97 -

v

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	For of Certificate of Exchange
Exhibit D	Form of Certificate from Acquiring Institutional Accredited Investor
Exhibit E	Form of Supplemental Indenture to be Delivered by Consolidated, Holdings and the Guarantors
Exhibit F	Form of Supplemental Indenture to be Delivered by Subsequent Guarantors
Exhibit G	Form of Free Transferability Certificate

INDENTURE dated as of September 18, 2014, between Consolidated Communications Finance II Co., a Delaware corporation (the “Company”) and Wells Fargo Bank, National Association, a national banking association, as trustee.

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issuance of 6.50% Senior Notes due 2022, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Notes (as defined below), when executed by the Company, authenticated and delivered hereunder and duly issued by the Company, the valid and binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the benefit of each other and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A, as applicable, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means Indebtedness, (1) of a Person existing at the time such Person merges with or into the Company or Restricted Subsidiary, or (2) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or (3) assumed in connection with the acquisition of assets from such Person and, in each case, not Incurred in connection with, or in contemplation of, such Person merging with or into or becoming a Restricted Subsidiary of the Company or such acquisition.

“Acquisition” means any acquisition by the Company or any of its Restricted Subsidiaries of a Person, division or line of business that is engaged in a Permitted Business, including for the avoidance of doubt, the Enventis Acquisition.

“Additional Interest” means the additional interest that may become payable on the Notes pursuant to the Registration Rights Agreement.

“Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than the Notes issued on the date hereof) issued under this Indenture in accordance with Section 2.02 and Section 4.09 and having the same terms in all respects as the Notes, or similar in all respects to the Notes, except that interest will accrue on the Additional Notes from their date of issuance.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, Custodian or Paying Agent.

“Applicable Premium” means, at any date of redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such date of redemption of (1) the principal amount of such Note plus the premium thereon as set out in the table in Section 3.07 on October 1, 2017, plus (2) all remaining required interest payments due on such Note through October 1, 2017 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such payment, tender, redemption, transfer or exchange.

“Asset Sale” means:

(a)	the sale, lease, conveyance or other disposition (each, a “Transfer”) of any assets, other than a transaction governed by Section 4.14 and/or Section 5.01; and

(b)
the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the Transfer by the Company or any Restricted Subsidiary thereof of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1)	any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $5.0 million;

(2)	a Transfer of assets or Equity Interests between or among the Company and its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary thereof;

(4)	a Transfer of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)	a Transfer of Cash Equivalents;

(6)	a Transfer of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(7)	a Transfer that constitutes a Restricted Payment that is permitted by Section 4.07 or any Permitted Investment;

(8)	a Transfer of any property or equipment that has become damaged, worn out or obsolete;

(9)	the creation of a Lien not prohibited by this Indenture;

(10)	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(11)	licenses of intellectual property;

(12)	any disposition of Designated Noncash Consideration; provided that such disposition increases the amount of Net Proceeds of the Asset Sale that resulted in such Designated Noncash Consideration; and

(13)
any foreclosure upon any assets of the Company or any of its Restricted Subsidiaries pursuant to the terms of a Lien not prohibited by the terms of this Indenture; provided that such foreclosure does not otherwise constitute a Default under this Indenture.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bank Equity Interests” means Investments in non-voting participation certificates of CoBank, ACB acquired by the Company in connection with loans under the Credit Agreement from CoBank, ACB.

“Bankruptcy Law” means title 11 of the United States Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1)
with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

provided that for so long as the Company is a 100% owned Subsidiary of Holdings and Holdings has public Capital Stock, such Board of Directors of the Company refers to the Board of Directors of Holdings.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented thereby at any time will be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)	U.S. dollars and foreign currency received in the ordinary course of business or exchanged into U.S. dollars within 180 days;

(2)
securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;

(3)
certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year, U.S. dollar denominated deposit accounts with domestic national or commercial banks, including the Escrow Agent or an Affiliate of the Escrow Agent and overnight bank deposits, in each case, with any commercial bank organized under the laws of the United States or any state, commonwealth or territory thereof having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody’s or A-1 or better from S&P;

(4)
repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)
commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A-2” or higher from Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(6)
securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or S&P and having maturities of not more than one year from the date of acquisition; and

(7)
money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition, including any money market fund for which the Escrow Agent or its Affiliates serve as investment manager, administrator, shareholder servicing agent, and/or custodian.

“Change of Control” means the occurrence of any of the following:

(1)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of Holdings;

(4)	the first day on which a majority of the members of the Board of Directors of the Company or Holdings are not Continuing Directors;

(5)
the Company or Holdings consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, Holdings or a Subsidiary of Holdings, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company, Holdings or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company or Holdings, as applicable, outstanding immediately prior to such transaction continues as, or is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person; or

(6)	the Company ceases to be a wholly owned Subsidiary of Holdings.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

“Company” means Consolidated Communications Finance II Co., a Delaware corporation, until a successor replaces it pursuant to Article 5 and thereafter means the successor.

“Consolidated” means Consolidated Communications, Inc. and its successors and assigns.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)
provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)	Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)
depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), goodwill impairment charges and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(4)	any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards, to the extent deducted in computing such Consolidated Net Income; plus

(5)	other than for the purpose of determining the amount available for Restricted Payments under Section 4.07(a)(C)(1), Transaction Fees as specified in reasonable detail; plus

(6)	any non-cash Statement of Accounting Standards Codification 815 income (or loss) related to hedging activities, to the extent deducted in computing such Consolidated Net Income; minus

(7)
non-cash items increasing such Consolidated Net Income for such period, other than (a) the accrual of revenue in the ordinary course and (b) the reversal in such period of an accrual of, or cash reserve for, cash expenses in a prior period, to the extent such accrual or reserve did not increase Consolidated Cash Flow in a prior period;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Company and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Restricted Subsidiary without direct or indirect restriction pursuant to the terms of its charter and all agreements and instruments applicable to that Subsidiary or its stockholders.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of:

(1)
the aggregate outstanding amount of Indebtedness, excluding Hedging Obligations, of the Company and its Restricted Subsidiaries as of such date of determination on a consolidated basis (subject to the terms described in paragraph (2) below) after giving pro forma effect to the incurrence of the Indebtedness giving rise to the need to make such calculation (including a pro forma application of the use of proceeds therefrom) on such date, to

(2)	the Consolidated Cash Flow of the Company for the most recent four full fiscal quarters for which internal financial statements are available immediately prior to such date of determination.

For purposes of this definition:

(a)
Consolidated Cash Flow shall be calculated on a pro forma basis after giving effect to (A) the incurrence of the Indebtedness of the Company and its Restricted Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness on the date of determination, and (B) any acquisition or disposition of a Person, division or line of business (including, without limitation, any acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of such acquisition) incurring, assuming or otherwise becoming liable for Indebtedness) at any time within 24 months of the last day of the applicable four-quarter period specified in clause (2) of the preceding paragraph and on or prior to the date of determination, as if such acquisition or disposition (including the incurrence or assumption of any such Indebtedness and also including any Consolidated Cash Flow associated with such acquisition or disposition (but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income)) occurred on the first day of such four-quarter period;

(b)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, will be excluded; and

(c)
pro forma calculations, which may include operating expense reductions and synergies for such four-quarter period that have been realized or are reasonably expected to be realized within 24 months of such acquisition or disposition, will be made in good faith by a responsible financial or accounting officer of the Company.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)
the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash (subject, in the case of dividends or distributions paid to a Restricted Subsidiary, to the limitation contained in clause (2) below)to the specified Person or a Restricted Subsidiary thereof (and the net loss of any such Person shall be included only to the extent that such loss is funded in cash by the specified Person or a Restricted Subsidiary thereof);

(2)
the Net Income (but not the net loss) of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted directly or indirectly, by operation of the terms of its charter or any agreement or instrument applicable to that Restricted Subsidiary or its equityholders;

(3)	the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(4)	the cumulative effect of a change in accounting principles shall be excluded; and

(5)
any extraordinary or non-recurring gain, loss, expense or charge (including any one-time expenses related to an Acquisition) of any Person or its Subsidiaries, together with any related provision for taxes shall be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company or Holdings who:

(1)	was a member of such Board of Directors on the Issue Date; or

(2)
was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02, and for purposes of Section 2.04 such office shall also mean the office or agency of the Trustee located at 608 Second Avenue South, N9303-121, Minneapolis, Minnesota, 55479, Attention: Corporate Trust Operations, or such other address as to which the Trustee may give notice to the Company.

“Covenant Suspension” means, during any period of time following the issuance of the Notes, that (i) the Notes have achieved an Investment Grade rating, and (ii) no Default or Event of Default has occurred and is continuing under this Indenture.

“Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated December 23, 2013, among Consolidated, Holdings, certain lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Morgan Stanley Senior Finding, Inc., as Syndication Agent and CoBank, ACB and The Royal Bank of Scotland PLC, as Documentation Agents, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time after the Issue Date (including increases in the amounts available for borrowing thereunder; provided that such increase in borrowing is permitted by Section 4.09), regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement and indentures or debt securities) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term debt, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), notes, bonds or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any refunding, replacement or refinancing thereof through the issuance of debt securities.

“Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.02 and Section 2.07, substantially in the form of Exhibit A, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 123 days after the date on which the Notes mature; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such dates shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07. The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 123 days after the date on which the Notes mature.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Company other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code (a) whose primary operating assets are located outside the United States and (b) that is not subject to tax under Section 882(a) of the Internal Revenue Code because of a trade or business within the United States or (2) a Subsidiary of an entity described in the preceding clause (1).

“Earn-out Obligation” means any contingent consideration based on future operating performance of the acquired entity or assets or other purchase price adjustment or indemnification obligation, payable following the consummation of an acquisition based on criteria set forth in the documentation governing or relating to such acquisition.

“Enventis Acquisition” means the series of transactions pursuant to which Enventis Corporation will be merged with and into a wholly-owned subsidiary of Holdings in accordance with the terms and conditions of the Merger Agreement.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private placement of Capital Stock (other than Disqualified Stock) of the Company or Holdings (provided that such net cash proceeds are contributed to the common equity capital of the Company) to any Person (other than (i) to any Subsidiary thereof and (ii) issuances of equity securities pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Exchange Offer in accordance with Section 2.07(f).

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement or under the Notes and the related Note Guarantees) in existence on the Issue Date after giving effect to the application of the proceeds of the Notes until such amounts are repaid.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by a responsible officer of the Company, whose determination, unless otherwise specified below, shall be conclusive if evidenced by an Officers’ Certificate.  Notwithstanding the foregoing, if the Fair Market Value exceeds $25.0 million, the determination of Fair Market Value must be evidenced by a Board Resolution set forth in an Officers’ Certificate delivered to the Trustee certifying that such Fair Market Value has been determined in good faith by a majority of the disinterested members of the Board of Directors of the Company (if any).

“Finance Co. Merger” means the transactions necessary to effect the merger of the Company with and into Consolidated, with Consolidated continuing as the surviving corporation.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)
the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, but excluding the amortization or write-off of debt issuance costs; plus

(2)	the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)
any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (other than a pledge of Equity Interests of an Unrestricted Subsidiary to secure Non-Recourse Debt of such Unrestricted Subsidiary), whether or not such Guarantee or Lien is called upon; plus

(4)
the product of (a) all dividends, whether paid or accrued (but, in the case of accrued, only in the case of (x) Preferred Stock of any Restricted Subsidiary of such Person that is not a Guarantor or (y) Disqualified Stock of such Person or of any of its Restricted Subsidiaries) and whether or not in cash, on any series of Disqualified Stock of such Person or on any series of Preferred Stock of such Person’s Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of such Person or to such Person or to a Restricted Subsidiary of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A, issued in accordance with Section 2.01 or Section 2.07.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means:

(1)
upon consummation of the Finance Co. Merger, Holdings; provided that such Guarantee by Holdings will only be a Guarantee of (a) the due and punctual payment of the principal of, premium, if any, and interest, and Additional Interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other financial obligations of the Company to the Holders or the Trustee all in accordance with the terms of this Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other financial obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise;

(2)	each direct and indirect Restricted Subsidiary of the Company that Guarantees any Indebtedness under the Credit Agreement on the date of the Finance Co. Merger; and

(3)	any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any:

(1)	interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2)	commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(3)	foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Holdings” means Consolidated Communications Holdings, Inc. and its successors and assigns.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company, (2) any Indebtedness existing at the time any property or asset is acquired will be deemed to be Incurred by the Company or any of its Restricted Subsidiaries at the time such property or asset is acquired by the Company or such Restricted Subsidiary and (3) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) will be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Company or its Restricted Subsidiary as accrued.

“Indebtedness” means, with respect to any specified Person, any indebtedness or obligations of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	in respect of Capital Lease Obligations and Attributable Debt;

(5)
in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; provided that Indebtedness shall not include any Earn-out Obligation or obligation in respect of purchase price adjustment, except to the extent that the contingent consideration relating thereto is not paid within 15 Business Days after the contingency relating thereto is resolved;

(6)	representing Hedging Obligations;

(7)	representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; or

(8)	in the case of a Subsidiary of such Person, representing Preferred Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends,

if and to the extent any of the preceding items (other than letters of credit and other than clauses (4), (5), (6), (7) or (8)) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) other than a pledge of Equity Interests of an Unrestricted Subsidiary to secure Non-Recourse Debt of such Unrestricted Subsidiary, provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.  For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture.

The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1)	the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means the initial purchasers of the Notes under the Purchase Agreement.

“Insignificant Subsidiary” means any Subsidiary of the Company that has total assets of not more than $15.0 million and that is designated by the Company as an “Insignificant Subsidiary,” provided that the total assets of all Subsidiaries that are so designated, as reflected on the Company’s most recent consolidating balance sheet prepared in accordance with GAAP, may not in the aggregate at any time exceed $35.0 million.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.

“Inventory Financing Agreement” means the inventory financing agreement between GE Commercial Distribution Finance Corporation and Enterprise Integration Services, Inc., a wholly owned subsidiary of Enventis Corporation, dated February 28, 2012, as amended, modified or replaced from time to time so long as the amended, modified or new agreement is not materially less favorable to the Holders of the Notes as determined in good faith by the Company.

“Investment Grade” means both BBB- or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by S&P or Moody’s, or, if either S&P and Moody’s is not providing a rating on the Notes at any time, the equivalent of such rating by another nationally recognized statistical ratings organization (within the meaning of Section 3(62) of the Exchange Act).

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Company or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.

“Issue Date” means the date of original issuance of the Notes under this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Legended Regulation S Global Note” means a global Note in the form of Exhibit A, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of June 29, 2014, as amended or supplemented as of the Issue Date, by and among Holdings, Enventis Corporation and Sky Merger Sub Inc.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a “nationally recognized statistical rating organization” within the meaning of Section 3(62) of the Exchange Act.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale and the sale or other disposition of any such non-cash consideration, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale by a Restricted Subsidiary of the Company, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Company or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Company or any Restricted Subsidiary thereof and (6) appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clauses (4) and (6) no longer so held, shall, in the case of each of sub-clause (a) and (b), at that time become Net Proceeds.

“Non-Recourse Debt” means Indebtedness:

(1)
as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)
no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)
as to which either (a) the explicit terms provide that there is no recourse against any of the assets of the Company or any Restricted Subsidiary thereof or (b) the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, in each case other than recourse against the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means a Guarantee of the Notes pursuant to this Indenture.

“Notes” means the 6.50% Senior Notes due 2022 of the Company issued on the date hereof and any Additional Notes, including any Exchange Notes issued in exchange therefor.  The Notes and the Additional Notes (including any Exchange Notes issued in exchange therefor), if any, shall be treated as a single class for all purposes under this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final offering memorandum, dated September 4, 2014, relating to the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements of this Indenture.

“Opinion of Counsel” means an opinion from legal counsel, who may be counsel to or an employee of the Company, or other counsel who is reasonably acceptable to the Trustee that meets the requirements of this Indenture.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Permitted Business” means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Company and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related thereto or a reasonable extension or expansion thereof.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Company; or

(b)
such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(5)
Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(6)
any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, settlement, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)
extensions of trade credit and advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(8)
Investments consisting of purchases and acquisitions of real estate and improvements, inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(9)
commission, payroll, travel and similar advances to officers and employees of the Company or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(10)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(11)
other Investments in any Person other than any Unrestricted Subsidiary of the Company (provided that any such Person is either (i) not an Affiliate of the Company or (ii) is an Affiliate of the Company (A) solely because the Company, directly or indirectly, owns Equity Interests in, or controls, such Person or (B) engaged in bona fide business operations and is an Affiliate solely because it is under common control with the Company) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the Issue Date, not to exceed the greater of (x) 5.0% of Total Assets or (y) $50.0 million at the time of such Investment; provided, however, that if an Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of the Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above, and shall cease to have been made pursuant to this clause (11);

(12)	Investments in Bank Equity Interests received as a qualified patronage distribution from CoBank, ACB as permitted by the Credit Agreement; and

(13)
Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) since the Issue Date, not to exceed $5.0 million (but, to the extent that any Investment made pursuant to this clause (13) since the Issue Date is sold or otherwise liquidated for cash or designated as a Restricted Subsidiary, minus the lesser of (a) the cash return of capital with respect to such Investment (less the cost of disposition, if any) or the Fair Market Value of such Unrestricted Subsidiary at the time of redesignation, as applicable, and (b) the initial amount of such Investment).

“Permitted Liens” means:

(1)
Liens securing obligations in an amount when created or Incurred, together with the amount of all other obligations secured by a Lien under this clause (1) at that time outstanding (and any Permitted Refinancing Indebtedness Incurred in respect thereof) not to exceed the greater of (A) the sum of (i) the amount of Indebtedness Incurred and outstanding at such time under Section 4.09(b)(1) plus (ii) the amount of Indebtedness available for Incurrence at such time under Section 4.09(b)(1) and (B) the product of (x) 3.00 and (y) the Company’s Consolidated Cash Flow for the most recent four fiscal quarters for which internal financial statements are available at such time, which Consolidated Cash Flow shall be calculated on a pro forma basis in the manner set out in clause (a) of the definition of “Consolidated Leverage Ratio;”

(2)	Liens in favor of the Company or any Guarantor;

(3)
Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4); provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 180 days of such acquisition, construction or improvement,

(4)
Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(5)
Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(6)	Liens securing the Notes and the Note Guarantees in respect thereof;

(7)	Liens existing on the Issue Date (excluding any such Liens securing Indebtedness under the Credit Agreement);

(8)	Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(9)	pledges of Equity Interests of an Unrestricted Subsidiary securing Non-Recourse Debt of such Unrestricted Subsidiary;

(10)
Liens on cash or Cash Equivalents securing Hedging Obligations of the Company or any of its Restricted Subsidiaries (a) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (b) securing letters of credit that support such Hedging Obligations;

(11)	Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(12)
Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(13)
survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any of its Restricted Subsidiaries;

(14)
judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(15)
Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(16)
Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary thereof on deposit with or in possession of such bank;

(17)	any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale Leaseback Transaction);

(18)	Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(19)
Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s and repairmen’s or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(20)
Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(21)	Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or consignments;

(22)	CoBank, ACB’s statutory Lien on the Company's Bank Equity Interests;

(23)	Liens to secure Indebtedness permitted by Section 4.09(b)(15); and

(24)	Liens securing obligations that do not exceed $50.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)
the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)
such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)
if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes and is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)
if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantees; and

(5)
such Indebtedness is Incurred either (a) by the Company or any Guarantor or (b) by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Agreement” means the Purchase Agreement dated September 4, 2014 among the Company, Consolidated, the Guarantors and Morgan Stanley & Co. LLC, as representative of the several initial purchasers named in Schedule I thereto.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means (1) with respect to the Notes issued on the Issue Date, the Registration Rights Agreement, to be dated the Issue Date, among Finance Co., the Company, the Guarantors and Morgan Stanley & Co. LLC, and (2) with respect to any Additional Notes, any registration rights agreement between the Company and the other parties thereto relating to the registration by the Company of such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate.

“Replacement Assets” means (1) non-current assets (including any such assets acquired by capital expenditures) that shall be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or the Voting Stock of any Person engaged in a Permitted Business that is or shall become on the date of acquisition thereof a Restricted Subsidiary of the Company.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who shall have direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom a corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person (or if no such Person is specified, the Company) that is not an Unrestricted Subsidiary.

“Reversion Date” means, during any period of time during which the Company and the Restricted Subsidiaries are not subject to Sections 4.07, 4.08, 4.09, 4.10, 4.11 and 5.01(a)(iii) (collectively, the “Suspended Covenants”) as a result of a Covenant Suspension, the date on which the Notes cease to have an Investment Grade rating or a Default or Event of Default occurs and is continuing, and after which date the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended and such Suspended Covenants will be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Investors Ratings Services or any of it successors or assigns that is a “nationally recognized statistical rating organization” within the meaning of Section 3(62) of the Exchange Act.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Debt” means any Indebtedness of the Company or any Guarantor which is subordinated in right of payment to the Notes or the related Note Guarantees, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any specified Person:

(1)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Company prepared in conformity with GAAP but excluding the value of any outstanding Restricted Investments or Investments made under clause (11) of the definition of Permitted Investments.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date on which this Indenture is qualified under the TIA.

“Transaction Fees” means, without duplication, all non-recurring transaction fees, charges and other amounts related to (a) the Indenture (including any amendment or other modification thereof), (b) any Acquisition (including, without limitation, the cost of obtaining a fairness opinion and prepaid premiums with respect to directors’ and officers’ insurance, but excluding all amounts otherwise included in accordance with GAAP in determining Consolidated Cash Flow) and (c) the incurrence, prepayment or repayment of Indebtedness permitted under the Indenture (including premiums, make whole or penalty payments in connection therewith).

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to October 1, 2017; provided, however, that if the then remaining term of the Notes to October 1, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to October 1, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means Wells Fargo Bank, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unlegended Regulation S Global Note” means a permanent global Note in the form of Exhibit A, bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A, that bears the Global Note Legend, that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, that is deposited with or on behalf of and registered in the name of the Depositary and that does not bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.15 and any Subsidiary of such Subsidiary.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)
the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

SECTION 1.02 Other Definitions.

Term	Defined in Section
“Acquisition Notice Deadline”	3.10
“Act”	12.15
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“Credit Facility Refinancing”	4.09
“DTC”	2.01
“Escrow Account”	4.20
“Escrow Agent”	4.20
“Escrow Agreement”	4.20
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Excess Proceeds Trigger Date”	4.10
“Initial Deposit”	4.20
“Legal Defeasance”	8.02
“Offer Amount”	3.08
“Offer Period”	3.08
“offshore transaction”	2.07
“Paying Agent”	2.04
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.08
“Registrar”	2.04
“Related Proceedings”	12.10
“Repurchase Offer”	3.08
“Restricted Payments”	4.07
“Specified Courts”	12.10
“Special Mandatory Redemption”	3.10
“Special Mandatory Redemption Date”	3.10
“Special Mandatory Redemption Notice”	3.10
“Suspension Period”	4.19
“Suspended Covenants”	1.02
“Transfer”	1.02

SECTION 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Note Guarantees;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company, the Guarantors and any successor obligor upon the Notes or the Note Guarantees.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04 Rules of Construction.

Unless the context otherwise requires:

(a)	a term has the meaning assigned to it;

(b)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)	“or” is not exclusive;

(d)	words in the singular include the plural, and in the plural include the singular;

(e)	“herein”, “hereof” and other word of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(f)	all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated; and

(g)	references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

ARTICLE 2
THE NOTES

SECTION 2.01 Form and Dating.

(a) General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be issued in registered form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, and the Holders of the Notes, by their acceptance of the Notes, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes.  The Notes issued in global form shall be substantially in the form of Exhibit A (and shall include the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  The Notes issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or, if the Custodian and the Trustee are not the same Person, by the Custodian at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

(c) Regulation S Global Notes.  The Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Legended Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for The Depository Trust Company (“DTC”), and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Legended Regulation S Global Note may be exchanged for beneficial interests in Unlegended Regulation S Global Notes pursuant to Section 2.07 and the Applicable Procedures.  Simultaneously with the authentication of Unlegended Regulation S Global Notes, the Trustee shall cancel the Legended Regulation S Global Note.  The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

(e) Form of Initial Notes.  The Notes issued on the date of this Indenture shall initially be issued in the form of one or more Restricted Global Notes.

SECTION 2.02 Execution and Authentication.  One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.   If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.  The Company may, subject to Article 4 of this Indenture and applicable law, issue Additional Notes under this Indenture, including Exchange Notes.  The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.  Furthermore, in the case of Additional Notes having the same “CUSIP” number as the Notes issued on the date hereof, such Additional Notes shall be fungible with all other Notes for U.S. federal income tax purposes.

At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”) and an Opinion of Counsel, authenticate Notes for (i) original issue in an aggregate principal amount specified in such Authentication Order and (ii) Additional Notes in such amounts as may be specified from time to time without limit, so long as such issuance is permitted under Article 4 of this Indenture and applicable law.  The Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated. In addition, the Trustee shall issue upon receipt of an Authentication Order other Notes issued in exchange therefor from time to time.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03 Methods of Receiving Payments on the Notes.  If a Holder has given wire transfer instructions to the Company and the Paying Agent at least 10 Business Days prior to the applicable payment date, the Company or the Paying Agent shall pay all principal, interest and premium and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions.  All other payments on Notes shall be made by check mailed to the Holders at their addresses set forth in the register of Holders if no such wire instructions have been provided as stated in the previous sentence; provided that all payments of principal, premium, if any, and interest (including Additional Interest, if any) with respect to the Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the account specified by DTC.  In any case where the Stated Maturity of any payment required to be made on the Notes shall be a Legal Holiday, then each such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Stated Maturity of such payment and no interest shall accrue for the period from and after such Stated Maturity.

SECTION 2.04 Registrar and Paying Agent.

(a) The Company shall maintain a registrar with an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and a paying agent with an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without prior notice to any Holder.  The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

(c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes. The Company has entered into a letter of representations with DTC in the form provided by the DTC and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures.

(d) The Company will be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes.  The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders.  The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.

SECTION 2.05 Paying Agent to Hold Money in Trust.  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and shall promptly notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money.  If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.06 Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.07 Transfer and Exchange.

(a)
Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Company fails to appoint a successor Depositary within 90 days after the date of such notice from the Depositary; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes, subject to the procedures of the Depositary; provided that in no event shall the Legended Regulation S Global Note be exchanged by the Company for Definitive Notes other than in accordance with Section 2.07(c)(iii); or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes and upon request from DTC.  Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  In addition, beneficial interests in a Global Note may be exchanged for Definitive Notes upon request of a Participant (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with the customary procedures of the Depositary and in compliance with this Section 2.07.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 and Section 2.11 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07, 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except as provided in this Section 2.07.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(a), (b), (c) or (f) hereof.

(b)
Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)
Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(ii)
All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Note other than in accordance with Section 2.07(c)(iii).  Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(f), the requirements of this Section 2.07(b)(iii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(a)(i).

(iii)
Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A)
if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

(B)
if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.

(iv)
Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:

(A)
such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B)	such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)	such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)	the Registrar receives the following:

(1)
if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(2)
if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)	Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)
Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)
if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B)
if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C)
if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than that listed in subparagraph (B) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(b) thereof, if applicable; or

(D)	if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)
Beneficial Interests in Legended Regulation S Global Note to Definitive Notes.  A beneficial interest in the Legended Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)
Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)
such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B)	such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)	such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)	the Registrar receives the following:

(1)
if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

(2)
if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)
Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.

(d)	Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)
Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)
if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B)	if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C)
if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an “offshore transaction” in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof; or

(D)
if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof, the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the appropriate 144A Global Note, and in the case of clause (C) above, the appropriate Regulation S Global Note.

(ii)
Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)
such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B)	such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)	such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)	the Registrar receives the following:

(1)
if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

(2)
if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.

(iii)
Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (i), (iv)(B), (ii)(D) or (iv) above at a time when a Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)
Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(i)
Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)
if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

(B)
if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)
Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)
such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B)	any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)	any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)	the Registrar receives the following:

(1)
if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

(2)
if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)
Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)
Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes and one or more Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes and Restricted Definitive Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not affiliates (as defined in Rule 144) of the Company, (y) they are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (z) they are acquiring the Exchange Notes in their ordinary course of business in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to Unrestricted Global Notes and Unrestricted Definitive Notes in the appropriate principal amount.

(g)
Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)
Private Placement Legend.  Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH IS AN EXHIBIT TO THE INDENTURE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)	Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

(h)	Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

(i)
Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on the Schedule of Exchanges of Interests to such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(j)	General Provisions Relating to Transfers and Exchanges.

(i)
To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(ii)
No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.08, 4.10, 4.14 and 9.05).

(iii)	The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)
All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)
The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption of Notes under Section 3.02 and ending at the close of business on the day of sending, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date or (D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.

(vi)
Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)	The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(viii)
All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile or PDF.

(ix)
The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interests in any Global Note) other than to require delivery by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x)	Neither the Trustee nor any Agent shall have the responsibility for any actions taken or not taken by the Depositary.

(k)	Removal of Private Placement Legend

(i)
If, on the date that is 366 days after the Issue Date, or the next succeeding Business Day if such date is not a Business Day, any Notes are represented by a Restricted Global Note, the Company may automatically exchange every beneficial interest in each Restricted Global Note for beneficial interests in Global Notes that are not subject to the restrictions set forth in the Private Placement Legend and in Section 2.07 hereof.

(ii)
The Company may effect any such automatic exchange as follows: (A) deliver to the Depositary an instruction letter for the Depositary’s mandatory exchange process and (B) deliver to each of the Trustee and the Registrar a duly completed Free Transferability Certificate in the form attached hereto as Exhibit G.  The first date on which both the Trustee and the Registrar have received the Free Transferability Certificate will be known as the “Mandatory Exchange Date.”

(iii)
Immediately upon receipt of the Free Transferability Certificate by each of the Trustee and the Registrar the Private Placement Legend will be deemed removed from each of the Global Notes specified in such Free Transferability Certificate, and the CUSIP and the ISIN for such Restricted Global Note will be deemed removed from each of such Global Notes and deemed replaced with the unrestricted CUSIP and ISIN set forth in the Free Transferability Certificate (or, if required by the Depositary, the Company and the Trustee shall cooperate to cause the execution and authentication of a replacement Global Note bearing the unrestricted CUSIP and ISIN pursuant to the terms hereof).

(iv)
Following receipt of the Free Transferability Certificate, the Trustee agrees to cooperate with the Company, at the Company’s expense, in its efforts to cause each Global Note to be identified by the unrestricted CUSIP in the facilities of the Depository and to authenticate a replacement Global Note bearing the unrestricted CUSIP and ISIN pursuant to the terms hereof.  In connection therewith, the Company and the Trustee agree to comply with all Applicable Procedures.

SECTION 2.08 Replacement Notes.  If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for their expenses in replacing a Note.  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.09 Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary thereof shall not be deemed to be outstanding for purposes of Section 3.07(c).

(b) If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser or protected purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.10 Treasury Notes.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, an Affiliate of the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.11 Temporary Notes.  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.12 Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its customary procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act).  Certification of the disposition of all canceled Notes shall be delivered to the Company upon request. The Company may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

SECTION 2.13 Defaulted Interest.  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed or sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.14 CUSIP Numbers.  The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee may use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3
REDEMPTION AND OFFERS TO PURCHASE

SECTION 3.01 Notices to Trustee.  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, the Company shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.  If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes, will be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two Business Days prior to the redemption date.

SECTION 3.02 Selection of Notes to Be Redeemed.

(a) If less than all of the Notes are to be redeemed at any time and the Notes are Global Notes, the Notes to be redeemed shall be selected by DTC in accordance with the Applicable Procedures.  If the Notes to redeemed are not Global Notes, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

(b) Where the Trustee selects Notes for redemption, the Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed.  No Notes in amounts of $2,000 or less shall be redeemed in part.  Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03 Notice of Redemption.

(a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address; provided that in connection with a Special Mandatory Redemption pursuant to Section 3.10 hereof, the redemption notice may be mailed less than 30 days prior to the redemption date.  Notices with respect to Global Notes shall be sent to DTC in accordance with the Applicable Procedures.

The notice shall identify the Notes to be redeemed and shall state:

(i)	the redemption date;

(ii)	the redemption price (or manner of calculation if not then known);

(iii)
if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note (or caused to be transferred by book-entry);

(iv)	the name and address of the Paying Agent;

(v)	that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(vi)	that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(vii)	the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(viii)	the CUSIP number, or any similar number, if any, printed on the Notes being redeemed; and

(ix)	that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

(b) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter notice shall be satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the notice to be given as an exhibit thereto, unless shorter notice is acceptable to the Trustee.  The notice, if mailed or sent in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

SECTION 3.04 Effect of Notice of Redemption.  Once notice of redemption is mailed or sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date, unless the Company defaults in making the applicable redemption payment.  Except as otherwise provided in Section 3.10, a notice of redemption may not be conditional.

SECTION 3.05 Deposit of Redemption Price.

(a) Not later than 11:00 a.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest and Additional Interest, if any, on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

(b) If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

SECTION 3.06 Notes Redeemed in Part.  Upon surrender and cancellation of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered (or through book-entry transfer).  No Notes in denominations of $2,000 or less shall be redeemed in part.

SECTION 3.07 Optional Redemption.

(a) At any time prior to October 1, 2017, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b) At any time on or after October 1, 2017, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year	Percentage
2017	104.875%
2018	103.250%
2019	101.625%
2020 and thereafter	100.000%

(c) At any time prior to October 1, 2017, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture upon not less than 30 or more than 60 days’ prior notice (including any Additional Notes) at a redemption price of 106.50% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that: (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) must remain outstanding immediately after the occurrence of such redemption (excluding Notes held by Holdings or its Subsidiaries); and (2) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

(d) Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Section 3.01 through Section 3.06.

SECTION 3.08 Repurchase Offers.

In the event that, pursuant to Section 4.10 or Section 4.14, the Company shall be required to commence an offer to all Holders to purchase all or a portion of their respective Notes (a “Repurchase Offer”), they shall follow the procedures specified in such Sections and, to the extent not inconsistent therewith, the procedures specified below.

The Repurchase Offer shall remain open for a period of no less than 30 days and no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or Section 4.14 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, in the case of Global Notes send or cause to be sent in accordance with Applicable Procedures, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice, if mailed or sent prior to the consummation of the Change of Control pursuant to Section 4.14 shall state that the Repurchase Offer is conditioned on the Change of Control being consummation on or prior to the Purchase Date.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer.  The Repurchase Offer shall be made to all Holders.  The notice, which shall govern the terms of the Repurchase Offer, shall state:

(i)	that the Repurchase Offer is being made pursuant to this Section 3.08 and Section 4.10 or Section 4.14 hereof, and the length of time the Repurchase Offer shall remain open;

(ii)	the Offer Amount, the purchase price and the Purchase Date;

(iii)	that any Note not tendered or accepted for payment shall continue to accrue interest and Additional Interest, if any;

(iv)
that, unless the Company defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

(v)	that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000;

(vi)
that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii)
that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii)
that, if the aggregate amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall, subject in the case of a Repurchase Offer made pursuant to Section 4.10, to the provisions of Section 4.10, select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess of $2,000, shall be purchased); and

(ix)	that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On the Purchase Date, the Company shall accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes (or portions thereof) were accepted for payment by the Company in accordance with the terms of this Section 3.08.  The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Company for purchase, and the Company shall promptly issue a new Note.  The Trustee, upon written request from the Company shall authenticate and mail or cause to be delivered by book entry such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the respective Holder thereof.  The Company shall publicly announce the results of the Repurchase Offer on the Purchase Date.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Repurchase Offer.  To the extent that the provisions of any securities laws or regulations conflict with Sections 3.08, 4.10 or 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Sections 3.08, 4.10 or 4.14 by virtue of such compliance.

SECTION 3.09 Mandatory Redemption.  Other than pursuant to Section 3.10, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.10 Special Mandatory Redemption.

(a) If either:

(1)	the Enventis Acquisition has not been consummated at or prior to 9:00 a.m. (Eastern time) on January 28, 2015 (the “Acquisition Notice Deadline”); or

(2)	the Merger Agreement is terminated prior to the Acquisition Notice Deadline;

then the Company shall promptly deliver a Redemption Release Certificate to the Escrow Agent in accordance with the Escrow Agreement.

(b) If a Redemption Release Certificate is delivered by the Company in accordance with the Escrow Agreement (a “Special Mandatory Redemption”), then the Company shall promptly deliver, or cause to be mailed, to each Holder of Notes, or sent to DTC in accordance with its procedures applicable to Global Notes, but in any event no later than the earlier of (i) the Business Day after the termination of the Merger Agreement or (ii) January 28, 2015, a revocable special mandatory redemption notice (the “Special Mandatory Redemption Notice”) in accordance with Section 3.03 hereof, but which shall be revocable in the circumstances set forth in Section 3.10(d).  Such Special Mandatory Redemption Notice shall state that the entire aggregate principal amount of the Notes shall be redeemed on the earlier of (i) January 31, 2015 and (ii) the third Business Day after the date of delivery of the Special Mandatory Redemption Notice (such date, the “Special Mandatory Redemption Date”), at a redemption price equal to 100.00% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, to but excluding the Special Mandatory Redemption Date.

(c) In the event of a Special Mandatory Redemption because the Enventis Acquisition has not yet been consummated, if the Redemption Release Certificate indicates that the Enventis Acquisition may be consummated, in addition to the information required by Section 3.03, the Special Mandatory Redemption Notice shall state that such redemption shall occur only if the Enventis Acquisition shall not have occurred at or prior to 9:00 a.m. (Eastern time) on January 31, 2015.

(d) If a Special Mandatory Redemption Notice shall have been delivered and the Enventis Acquisition shall have been consummated at or prior to 9:00 a.m. (Eastern time) on January 31, 2015, then the Company shall (i) deliver to the Trustee a written order of the Company withdrawing the Special Mandatory Redemption Notice and (ii) promptly deliver, or cause to be sent to each Holder of Notes, a notice stating that the Enventis Acquisition was consummated at or prior to 9:00 a.m. (Eastern time) on January 31, 2015 and therefore no Special Mandatory Redemption shall occur.  If the Enventis Acquisition shall not have been consummated at or prior to 9:00 a.m. (Eastern time) on January 31, 2015, then the Company shall redeem the aggregate principal amount of Notes set forth in such Special Mandatory Redemption Notice in accordance with this Indenture.

ARTICLE 4
COVENANTS

SECTION 4.01 Payment of Notes.

(a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.  If Additional Interest is payable on the Notes, the Company shall provide an Officers’ Certificate to the Trustee on or before the record date for each interest payment date such Additional Interest is payable setting forth the accrual period and the amount of such Additional Interest in reasonable detail. The Trustee may provide a copy of such Officers’ Certificate or other notice received from the Company relating to Additional Interest to any Holder upon request.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.  If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

(b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02 Maintenance of Office or Agency.

(a) The Company shall maintain in the United States of America an office or agency (which may be an office of the Trustee or Registrar or agent of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of their obligation to maintain an office or agency in the United States of America for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 of this Indenture.

SECTION 4.03 Reports.

(a) The Company shall furnish to the Trustee and, upon request, to beneficial owners and prospective investors a copy of all of the information and reports referred to in clauses (i) and (ii) below within the time periods specified in the Commission’s rules and regulations:

(i)
all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(ii)	all current reports that would be required to be filed with the Commission on Form 8-K, if the Company were required to file such reports.

Whether or not required by the Commission, the Company shall comply with the periodic reporting requirements of the Exchange Act and shall file the reports specified in Sections 4.03(a)(i) and 4.03(a)(ii) with the Commission within the time periods specified above unless the Commission shall not accept such a filing.  The Company agrees that it shall not take any action for the purpose of causing the Commission not to accept any such filings.  If, notwithstanding the foregoing, the Commission shall not accept the Company’s filings for any reason, the Company shall post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the Commission.

(b) Notwithstanding Section 4.03(a), if any parent of the Company becomes a Guarantor, the reports, information and other documents required to be filed and provided pursuant to Section 4.03(a) may be those of the parent, rather than those of the Company so long as such filings would satisfy the Commission’s requirements.

(c) The Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) Prior to the consummation of the Finance Co. Merger, the Company shall be deemed to comply with its obligations hereunder by providing the information and reports of Holdings referred to in Section 4.03(a)(i) and (ii).  Notwithstanding anything to the contrary, the Company shall not be deemed to have failed to comply with any of its obligations under this Section 4.03 for purposes of Section 6.01(v) until 60 days after the date any report hereunder is due.

(e) Delivery of such reports, information and documents to the Trustee pursuant to the provisions of this Section 4.03 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.04 Compliance Certificate.

(a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate that need not comply with Section 12.05 stating that a review of the activities of the Company’s and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge, the Company and Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company and the Guarantors are taking or propose to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company and the Guarantors are taking or propose to take with respect thereto.

(b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 10 Business Days after any Officer becomes aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company and the Guarantors are taking or propose to take with respect thereto.

SECTION 4.05 Taxes.  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, any taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06 Stay, Extension and Usury Laws.  Each of the Company and Guarantors covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07 Restricted Payments.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)
declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Company or (y) to the Company or a Restricted Subsidiary of the Company);

(ii)
purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) any Equity Interests of the Company or any Restricted Subsidiary thereof held by Persons other than the Company or any of its Restricted Subsidiaries;

(iii)
make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except (a) a payment of interest or principal at the Stated Maturity thereof, (b) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition or (c) intercompany Indebtedness permitted to be incurred pursuant to Section 4.09(b)(6); or

(iv)	make any Restricted Investment

(all such payments and other actions set forth in Section 4.07(a)(i) through (iv) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving pro forma effect to such Restricted Payment:

(A)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(B)
the Company would, after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.09(a); and

(C)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries subsequent to May 30, 2012 (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (10) and (11) of Section 4.07(b)), is less than the sum, without duplication, of:

(1)
100% of the Company’s Consolidated Cash Flow on a cumulative basis during the period (taken as one accounting period) from April 1, 2012 to the last day of the Company’s last fiscal quarter ending prior to the date of such proposed Restricted Payment for which internal financial statements are available less 1.75 times the Company’s Fixed Charges for the same period, plus

(2)
100% of the aggregate net cash proceeds received by the Company since May 30, 2012 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company or from the Incurrence of Indebtedness (including the issuance of Disqualified Stock) of the Company or any of its Restricted Subsidiaries that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Company and except to the extent converted into or exchanged for Disqualified Stock), plus

(3)
with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after May 30, 2012 pursuant to this Section 4.07(a), (i) the aggregate amount of cash equal to the return from such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the net proceeds received in cash from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income) or (ii) in the case of redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, the Fair Market Value of the Restricted Investments therein at the time of such redesignation.

(b) The preceding provisions of Section 4.07(a) shall not prohibit, so long as, in the case of clauses (5), (9) and (11) below, no Default has occurred and is continuing or would be caused thereby:

(1)
the payment of any dividend or the redemption of any Subordinated Debt within 60 days after the date of declaration thereof or the giving of such redemption notice, if at said date of declaration or giving of such notice such payment would have complied with the provisions of this Indenture;

(2)	the payment of any dividend or other distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(3)
the making of any Restricted Payment in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Company or a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from Section 4.07(a)(C)(2);

(4)
the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated to the Notes or the Note Guarantees with the net cash proceeds from a substantially concurrent Incurrence (other than to a Subsidiary of the Company) of Permitted Refinancing Indebtedness;

(5)
the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Preferred Stock of its Restricted Subsidiaries issued or incurred in accordance with Section 4.09 to the extent such dividends are included in the definition of Fixed Charges;

(6)	the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants to the extent that such Equity Interests represent all or a portion of the exercise price thereof;

(7)
the payment of cash in lieu of fractional Equity Interests pursuant to the exchange or conversion of any exchangeable or convertible securities; provided that such payments will not be for the purpose of evading the limitations of this covenant (as determined by the Board of Directors of the Company in good faith);

(8)
the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings, the Company or any of its Restricted Subsidiaries held by any current or former employee, consultant or director of Holding, the Company or any of its Restricted Subsidiaries pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year will not exceed the sum of (a) $5.0 million, with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum of $15.0 million in any fiscal year; plus (b) the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company to any current or former employee, consultant or director of the Company or any of its Restricted Subsidiaries; provided that the amount of any such net cash proceeds that are used to permit a repurchase, redemption or other acquisition under this Section 4.07(b)(8)(b) shall be excluded from Section 4.07(a)(C)(2);

(9)
the repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount thereof in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than Section 4.14 hereof or (y) an Asset Sale pursuant to a provision no more favorable to the holders thereof than Section 4.10 hereof, provided that, in each case, prior to the repurchase, the Company has made a Change of Control Offer or Asset Sale Offer, as the case may be, and repurchased all Notes issued under this Indenture that were validly tendered for payment in connection therewith;

(10)
any Restricted Payment made pursuant to the terms of any agreement related to the Enventis Acquisition (as such agreement is in effect on the Issue Date or amended in a manner not materially adverse to the Holders of the Notes);

(11)
the declaration and payment of dividends or making of distributions to, or the making of loans to, any parent company of the Company in amounts required for such direct or indirect parent entities to pay, in each case without duplication: (a) franchise taxes and other fees, taxes and all related expenses required to maintain the corporate existence or licenses of the Company and its direct and indirect parent entities; and (b) federal, state, and local income taxes of the direct or indirect parent entity or of or on a consolidated or combined tax group of which the direct or indirect parent is the common parent, in each case to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries and not directly payable by the Company or its Restricted Subsidiaries and, to the extent of the amount actually received from any of the Company’s Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries of the Company; provided in no event will such dividends and loans exceed the amounts that the Company and its Restricted and/or Unrestricted Subsidiaries (as applicable) would have paid as a stand-alone group; and

(12)	other Restricted Payments in an aggregate amount not to exceed $50.0 million.

(c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

SECTION 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)
pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any of its Restricted Subsidiaries (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on any other Capital Stock shall not be deemed a restriction on the ability to pay any dividends or make any other distribution);

(ii)	pay any liabilities owed to the Company or any of its Restricted Subsidiaries;

(iii)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(iv)	transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) However, the preceding restrictions shall not apply to encumbrances or restrictions:

(1)
existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are, in the good faith judgment of the Company’s Board of Directors, no more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;

(2)	set forth in this Indenture, the Notes and the Note Guarantees;

(3)	existing under, by reason of or with respect to applicable law, rule regulation or order;

(4)
with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(5)	in the case of Section 4.08(a)(iv):

(a)	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(b)
existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary thereof not otherwise prohibited by this Indenture,

(c)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired, or

(d)
arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary thereof in any manner material to the Company or any Restricted Subsidiary thereof;

(6)
existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(7)	on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(8)
existing under, by reason of or with respect to Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)
existing under, by reason of or with respect to provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture agreements, limited liability company agreements and other similar agreements and which the Company’s Board of Directors determines shall not adversely affect the Company’s ability to make payments of principal or interest on the Notes; and

(10)
existing under, by reason of or with respect to Indebtedness of any Restricted Subsidiary; provided that the Company’s Board of Directors determines in good faith at the time such encumbrances or restrictions are created that they do not adversely affect the Company’s ability to make payments of principal or interest payments on the Notes.

SECTION 4.09 Incurrence of Indebtedness.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Company or any of its Restricted Subsidiaries that are Guarantors may Incur Indebtedness, if the Company’s Consolidated Leverage Ratio at the time of the Incurrence of such additional Indebtedness, and after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, is less than 4.75 to 1.00.

(b) Section 4.09(a) shall not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)
the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under Credit Facilities (including letters of credit or bankers’ acceptances issued or created under any Credit Facilities) in an aggregate principal amount at any one time outstanding pursuant to this clause (i) not to exceed $1,285.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary thereof to permanently repay any such Indebtedness pursuant to Section 4.10;

(2)	the Incurrence of Existing Indebtedness;

(3)	the Incurrence by the Company of Indebtedness represented by the Notes (other than Additional Notes) and the Exchange Notes in respect thereof and the related Guarantees;

(4)
the Incurrence by the Company or any Restricted Subsidiary thereof of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment used in the business of the Company or such Guarantor (whether through the direct acquisition of such assets or the acquisition of Equity Interests of any Person owning such assets), in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (iv), not to exceed the greater of (x) 5.0% of Total Assets or (y) $50.0 million;

(5)
the Incurrence by the Company or any Restricted Subsidiary thereof of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under Section 4.09(a) or clauses (2), (3), (4), (5) or (14) of this Section 4.09(b);

(6)
the Incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that (a) if the Company or any Guarantor is the obligor of such Indebtedness and such Indebtedness is held by a non-Guarantor (other than the Company), such Indebtedness must be unsecured and expressly subordinated in right of payment to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and (b) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.09(b)(6);

(7)
the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary thereof that was permitted to be Incurred by another provision of this Section 4.09;

(8)
the Incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(9)
the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Equity Interests of a Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Equity Interest of a Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary thereof in connection with such disposition;

(10)
the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(11)
the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit in respect of workers’ compensation claims or self-insurance obligations or bid, performance, appeal or surety bonds (in each case other than for an obligation for borrowed money);

(12)
the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(13)	the Incurrence by the Company or any Guarantor of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

(14)
the Incurrence of Acquired Debt, provided that after giving effect to the Incurrence thereof, the Company could Incur at least $1.00 of Indebtedness under the Consolidated Leverage Ratio set forth in Section 4.09(a) hereof;

(15)	the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under the Inventory Financing Agreement in an aggregate amount not to exceed $40 million; and

(16)
the Incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this Section 4.09(b)(16), not to exceed $50.0 million.

For purposes of determining compliance with this Section 4.09, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 4.09(b)(1) through (16) above, or is entitled to be Incurred pursuant to Section 4.09(a), the Company shall be permitted to classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this Section 4.09; provided that any refinancing (a “Credit Facility Refinancing”) of amounts Incurred in reliance on the exception provided by Section 4.09(b)(1) shall be deemed to have been Incurred in reliance on such Section 4.09(b)(1).  Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred on such date in reliance on the exception provided by Section 4.09(b)(1).  Additionally, all or any portion of any item of Indebtedness (other than Indebtedness under the Credit Agreement Incurred on the Issue Date and Credit Facility Refinancings, which at all times shall be deemed to have been Incurred under Section 4.09(b)(1) above) may later be reclassified as having been Incurred pursuant to Section 4.09(a) or under any one of the categories of Permitted Debt described in Section 4.09(b)(1) through (16) so long as such Indebtedness is permitted to be Incurred pursuant to such provision at the time of reclassification.

(c) Notwithstanding any other provision of Section 4.09, the maximum amount of Indebtedness that may be Incurred pursuant to Section 4.09 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(d) The Company shall not Incur any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of the Company unless it is contractually subordinate in right of payment to the Notes to the same extent.  No Guarantor shall Incur any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of such Guarantor unless it is contractually subordinate in right of payment to such Guarantor’s Note Guarantee to the same extent.  For purposes of the foregoing, no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

SECTION 4.10 Asset Sales.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)
the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii)
at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of both.  For purposes of this Section 4.10(a)(ii), each of the following shall be deemed to be cash:

(A)
any liabilities (as shown on the most recent balance sheet of the Company or its Restricted Subsidiaries) of the Company or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Company or any Subsidiary of the Company) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written assignment and assumption agreement that releases the Company or such Restricted Subsidiary from further liability therefor;

(B)
any securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from such transferee that are converted by the Company or such Restricted Subsidiary into cash, Cash Equivalents or Replacement Assets within 90 days of the receipt thereof (to the extent of the cash, Cash Equivalents or Replacement Assets received in that conversion);

(C)
any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (x) 5.0% of Total Assets or (y) $50.0 million (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b) Within 365 days after the receipt by the Company or any of its Restricted Subsidiaries of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Proceeds at its option:

(i)
to repay (x) Indebtedness secured by assets of the Company or its Restricted Subsidiaries (to the extent of the value of the assets securing such Indebtedness), (y) Obligations under the Credit Agreement or (z) Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor (to the extent of the value of the assets of such Restricted Subsidiary); provided that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this Section 4.10(b)(i), the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or

(ii)	to purchase Replacement Assets.

Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(c) On the 366th day after an Asset Sale or such earlier date, if any, as the Company determines not to apply the Net Proceeds relating to such Asset Sale as set forth in Section 4.10(b) (each such date being referred as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied, or committed to be applied pursuant to a binding commitment (so long as the Company or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such amount of Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment), on or before the Excess Proceeds Trigger Date as permitted pursuant to Section 4.10(b) (“Excess Proceeds”) shall be applied by the Company to make an offer (an “Asset Sale Offer”) to all Holders of Notes with a copy to the Trustee and all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds.  The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount (or accreted value) of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash.

(d) The Company may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $20.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $20.0 million) shall be applied as provided in Section 4.10(c).  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company and its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis based on the principal amount (or accreted value) of Notes and such other pari passu Indebtedness tendered.  If the aggregate principal amount of Notes or the pari passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Company shall select such pari passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such pari passu Indebtedness tendered, subject to applicable DTC procedures with respect to Global Notes.  Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale shall no longer be deemed to be Excess Proceeds.

(e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

SECTION 4.11 Transactions with Affiliates.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(i)
such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries; and

(ii)	the Company delivers to the Trustee:

(1)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company (if any); and

(2)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

(b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a):

(i)	transactions between or among the Company and/or its Restricted Subsidiaries;

(ii)	payment of fees to, and indemnification and similar payments on behalf of, directors of the Company;

(iii)	Restricted Payments that are permitted by the provisions of Section 4.07 and Permitted Investments (other than pursuant to clauses (3) and (8) thereof);

(iv)	any issuance or sale of Equity Interests (other than Disqualified Stock) of the Company;

(v)
transactions pursuant to agreements or arrangements in effect on the Issue Date and described in the Offering Memorandum, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to the Company and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

(vi)
any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with officers and employees of Holdings, the Company or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of Holdings, the Company or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans);

(vii)	payments or loans to employees or consultants in the ordinary course of business;

(viii)
transactions with a Person that is an Affiliate of the Company solely because the Company, directly or indirectly, owns Equity Interests in, or controls, such Person; provided that no Affiliate other than the Company or its Restricted Subsidiary will have a beneficial interest or otherwise participate in such Affiliate; and

(ix)
transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company and its Restricted Subsidiaries in the determination of a majority of the disinterested members of the Board of Directors or the senior management of the Company, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party.

SECTION 4.12 Liens.  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured by a Lien on such property or assets on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes or the related Note Guarantees, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

SECTION 4.13 Business Activities.  The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.14 Offer to Repurchase upon a Change of Control.

(a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) at an offer price (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.  Within 30 days following any Change of Control (unless the Company has exercised its right to redeem the Notes pursuant to Section 3.07 hereof), the Company shall mail (or with respect to Global Notes, to the extent permitted or required by applicable DTC procedures or regulations, send electronically) a notice to each Holder with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures described in Section 3.08 (including the notice required thereby).  The notice, if sent prior to the consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii)
deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(c) The Paying Agent shall promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple $1,000 in excess of $2,000.

(d) The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e) Notwithstanding anything to the contrary in this Section 4.14, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes tendered and not withdrawn under such Change of Control Offer.

SECTION 4.15 Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary; provided that:

(i)
any Guarantee by the Company or any Restricted Subsidiary thereof of any Non-Recourse Debt of the Subsidiary being so designated shall be deemed to be an Incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under Section 4.09;

(ii)
the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) shall be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under Section 4.07;

(iii)
such Subsidiary does not hold any Capital Stock or Indebtedness of, or own or hold any Lien on any property or assets of, or have any Investment in, the Company or any other Restricted Subsidiary of the Company (other than a Subsidiary of the entity being designated);

(iv)	the Subsidiary being so designated:

(1)
is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary thereof unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(2)
is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3)
has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except (A) to the extent such Guarantee or credit support would be released upon such designation or (B) a pledge of the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder; and

(v)	no Default or Event of Default would be in existence following such designation.

(b) Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary, or of an Unrestricted Subsidiary of the Company as a Restricted Subsidiary, shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture.  If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in Section 4.15(a)(iv), it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary shall be deemed to be Incurred or made by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under this Indenture, the Company shall be in default under this Indenture.

(c) The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(i)
such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness (including any Non-Recourse Debt) of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 4.09;

(ii)
all outstanding Investments owned by such Unrestricted Subsidiary shall be deemed to be made as of the time of such designation and such designation shall only be permitted if such Investments would be permitted under Section 4.07;

(iii)	all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.12; and

(iv)	no Default or Event of Default would be in existence following such designation.

SECTION 4.16 Payments for Consent.  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement; provided that this Section 4.16 shall not be breached if consents, waivers or amendments are sought in connection with an exchange offer for all of the Notes where participation in such exchange offer (1) is limited to Holders who are “qualified institutional buyers”, within the meaning of Rule 144A, or non-U.S. Persons, within the meaning of Regulation S and (2) is limited by excluding any Holder or beneficial owners in any jurisdiction where the inclusion of such Holder or beneficial owner would require the Company or such Subsidiary to comply with the registration requirements or similar requirements under any securities laws under such jurisdiction or where such solicitation or exchange would be unlawful, in each case as determined by the Company in its sole discretion.

SECTION 4.17 Guarantees.  The Company shall not permit any of its Restricted Subsidiaries (other than any Insignificant Subsidiary), directly or indirectly, to Guarantee Indebtedness of the Company or any Domestic Restricted Subsidiary unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers to the Trustee an Opinion of Counsel, a joinder to the Registration Rights Agreement and a supplemental indenture, substantially in the form of Exhibit F hereto, providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness.

SECTION 4.18 Sale and Leaseback Transactions.  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary thereof may enter into a Sale and Leaseback Transaction if:

(i)
the Company or such Restricted Subsidiary, as applicable, could have (A) Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to Section 4.09 and (B) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 in which case such Indebtedness and Lien shall be deemed to have been so Incurred;

(ii)	the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of that Sale and Leaseback Transaction; and

(iii)	the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10.

SECTION 4.19 Suspension of Certain Covenants.  Following the first day of a Covenant Suspension and ending on a Reversion Date (such period a “Suspension Period”), the Company and its Restricted Subsidiaries will not be subject to Sections 4.07, 4.08, 4.09, 4.10, 4.11 and 5.01(a)(iii).

On each Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified as having been Incurred pursuant to Section 4.09(a) or one of the clauses of Section 4.09(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date).  To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Sections 4.09(a) or Section 4.09(b), such Indebtedness shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.09(b)(2).  Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 shall be made as though Section 4.07 had been in effect since the Issue Date and throughout the Suspension Period.  Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.07(a) unless otherwise permitted by Section 4.07(b).  As described above, however, no Default, Event of Default or breach of any kind shall be deemed to have occurred as a result of the Reversion Date occurring on the basis of any actions taken or the continuance of any circumstances resulting from actions taken or the performance of obligations under agreements entered into by the Company or any of the Restricted Subsidiaries during the Suspension Period (other than agreements to take actions after the Reversion Date that would not be permitted outside of the Suspension Period entered into in contemplation of the Reversion Date).

During the Suspension Period, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.

The Company, in an Officers’ Certificate, shall provide the Trustee notice of any Covenant Suspension or Reversion Date.  The Trustee shall have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Company’s future compliance with its covenants or (iii) notify the Holders of a Covenant Suspension or Reversion Date.

SECTION 4.20 Escrow of Funds.

(a) Concurrently with the execution and delivery of this Indenture (i) the Company shall cause to be deposited in an escrow account maintained with Wells Fargo Bank, National Association (the “Escrow Agent”) (such account referred to as the “Escrow Account”) $204,802,777.78 (such amount referred to as the “Initial Deposit”) and (2) the Company, the Trustee and the Escrow Agent shall enter into an Escrow Agreement to be dated as of the Issue Date (the “Escrow Agreement”).  The Initial Deposit shall be in an amount sufficient to redeem in cash the entire aggregate principal amount of the Notes at a redemption price equal to 100.00% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, January 31, 2015.

(b) The Company agrees that (i) the terms of the Escrow Agreement shall exclusively control the conditions under which and procedures pursuant to which the Escrow Property (as defined in the Escrow Agreement) shall be released and (ii) it will not attempt to have Escrow Property released from escrow except in accordance with the Escrow Agreement.

SECTION 4.21 Activities Prior to the Escrow Release.

(a) Prior to the consummation of the Finance Co. Merger, the Company shall not conduct any material activities other than issuing the Notes, to the extent permitted, issuing capital stock to, and receiving capital contributions from, the Company or any of its Subsidiaries, performing its obligations in respect of the Notes, this Indenture, the Registration Rights Agreement and the Escrow Agreement, granting Liens in favor of the Holders of the Notes, consummating the Finance Co. Merger and redeeming the Notes, if applicable, and conducting such other activities as are necessary or appropriate to carry out the activities described above.  Prior to the consummation of the Finance Co. Merger, the Company shall not own, hold or otherwise have any interest in any assets other than the Escrow Account, cash and Cash Equivalents.

(b) Prior to the Finance Co. Merger, the Company shall not engage in any business activity or enter into any transaction or agreement (including, without limitation, making any Restricted Payment, Incurring any Indebtedness other than the Notes, incurring any Liens except in favor of the Holders of the Notes, entering into any merger, consolidation or sale of all or substantially all of its assets or engaging in any transaction with its Affiliates) except as is necessary to effectuate the Finance Co. Merger.

SECTION 4.22 Covenant Compliance Prior to the Escrow Release.

(a) To the extent Consolidated has incurred Indebtedness, made any Restricted Payments, consummated any Asset Sale or otherwise taken any action or engaged in any activities during the period beginning on the Issue Date and ending on the date of the Finance Co. Merger, other than, in each case, any incurrence, Restricted Payment, Asset Sale or other action or activity necessary to effectuate the Finance Co. Merger, such actions and activities shall be treated and classified under this Indenture (including but not limited to (i) impacting relevant baskets and (ii) determining whether a Default or Event of Default would have occurred) as if this Indenture and the covenants set forth herein had applied to Consolidated and the Restricted Subsidiaries of Consolidated during such period; provided that no such Default or Event of Default shall be deemed to have occurred if such Default or Event of Default no longer exists on the date of the Finance Co. Merger.  For purposes of the foregoing, all Restricted Subsidiaries of Consolidated shall be deemed to be Restricted Subsidiaries for the period from the Issue Date through the date of the Finance Co. Merger.

(b) Notwithstanding anything to the contrary herein, for all purposes of this Indenture, each transaction or event constituting part of the Finance Co. Merger shall be deemed to have occurred and been effective on the Issue Date as if it had occurred simultaneously with the issuance of the Notes issued on the Issue Date.

ARTICLE 5
SUCCESSORS

SECTION 5.01 Merger, Consolidation or Sale of Assets.

(a) The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving Person) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(i)
either: (1) the Company is the surviving corporation; or (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (A) is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (provided that, if the Person formed by or surviving such consolidation or merger, or the transferee of such properties or assets is not a corporation, then there shall be a co-obligor of the Notes that is a corporation) and (B) assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture or agreements reasonably satisfactory to the Trustee;

(ii)	immediately after giving effect to such transaction, no Default or Event of Default exists;

(iii)
immediately after giving effect to such transaction on a pro forma basis, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, shall either (x) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.09(a) or (y) have a Consolidated Leverage Ratio that is lower than the Consolidated Leverage Ratio of the Company immediately prior to such transaction;

(iv)
each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this Section 5.01, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the surviving Person in accordance with the Notes and this Indenture; and

(v)
the Company shall have delivered to the Trustee an Officers’ Certificate (attaching the arithmetic computation to demonstrate compliance with clause (iii) above) and an Opinion of Counsel, in each case stating that such transaction and such a supplemental indenture or agreement complies with this Section 5.01 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(b) In addition, the Company and its Restricted Subsidiaries may not, directly or indirectly, lease all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries considered as one enterprise, in one or more related transactions, to any other Person.

(c) Sections 5.01(ii) and (iii) shall not apply to (i) any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries or (ii) any transaction if, in the good faith determination of the Board of Directors of the Company, the sole purpose of the transaction is to reincorporate the Company in another state of the United States.

(d) Notwithstanding this Section 5.01, the Finance Co. Merger shall be permitted under this Indenture with the only requirement under this Section 5.01 being that, concurrently with the consummation of the Finance Co. Merger, the Company expressly assumes all of the obligations of Finance Co. under this Indenture and the Notes, pursuant to a supplemental indenture in the form of Exhibit E hereto, and the Registration Rights Agreement, pursuant to a joinder thereto.

SECTION 5.02 Successor Corporation Substituted.  Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company in this Indenture.  In the event of any such transfer, the predecessor company will be released and discharged from all liabilities and obligations in respect of the Notes and this Indenture and the predecessor company may be dissolved, wound up or liquidated at any time thereafter.

ARTICLE 6
DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default.  Each of the following is an “Event of Default” with respect to the Notes:

(i)	default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

(ii)	default in payment when due (whether at maturity, upon acceleration, redemption, required repurchase or otherwise) of the principal of, or premium, if any, on the Notes;

(iii)	failure by the Company or any of its Restricted Subsidiaries to comply with Article 5;

(iv)
failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders representing 25% or more of the aggregate principal amount of Notes then outstanding to comply with Section 4.10 or Section 4.14 (other than a failure to purchase Notes in connection therewith, which shall constitute an Event of Default under clause (ii) above);

(v)
failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders representing 25% or more of the aggregate principal amount of Notes then outstanding to comply with any of the other agreements in this Indenture;

(vi)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A)
is caused by a failure to make any principal payment when due at the final maturity of such Indebtedness and prior to the expiration of any grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(vii)
failure by the Company or any of its Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform) aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(viii)
except as permitted by this Indenture, any Note Guarantee with respect to the Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee with respect to the Notes;

(ix)	the Company or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of Bankruptcy Law:

(A)	commences a voluntary case,

(B)	consents to the entry of an order for relief against it in an involuntary case,

(C)	makes a general assignment for the benefit of its creditors, or

(D)	generally is not paying its debts as they become due; and

(x)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against the Company or any Significant Subsidiary of the Company (or Restricted Subsidiaries that together would constitute a Significant Subsidiary), in an involuntary case; or

(B)
appoints a custodian of the Company or any Significant Subsidiary of the Company (or Restricted Subsidiaries that together would constitute a Significant Subsidiary) or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company (or Restricted Subsidiaries that together would constitute a Significant Subsidiary); or

(C)	orders the liquidation of the Company or any Significant Subsidiary of the Company (or Restricted Subsidiaries that together would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02 Acceleration.

(a) In the case of an Event of Default specified in clauses (ix) and (x) of Section 6.01 above with respect to (i) the Company or (ii) any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes shall become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing with respect to Notes, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company (and to the Trustee if given by Holders) specifying the Event of Default.  Upon such declaration, the Notes, together with accrued and unpaid interest (including Additional Interest), shall become due and payable immediately.  The Holders of a majority in principal amount of the Notes then outstanding may rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest, or Additional Interest, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and all amounts owing to the Trustee have been paid.

(b) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(vi), the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in Section 6.01(vi) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default with respect to Notes, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived and all amounts owing to the Trustee have been paid.

SECTION 6.03 Other Remedies.

(a) If an Event of Default occurs and is continuing with respect to the Notes, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest, and Additional Interest, if any, with respect to, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04 Waiver of Past Defaults.  Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes.

The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders of Notes shall be restored to their former positions and rights hereunder and under the Notes, respectively.  This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default with respect to the affected Notes shall cease to exist, and any Event of Default with respect to such Notes arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05 Control by Majority.  The Holders of a majority in principal amount of the then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to the Notes, or exercising any trust or power conferred upon the Trustee under this Indenture.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

SECTION 6.06 Limitation on Suits.

(a) A Holder of a Note may not pursue any remedy with respect to this Indenture or the Notes unless:

(i)	the Holder gives the Trustee written notice of a continuing Event of Default with respect to Notes;

(ii)	the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii)	such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(iv)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(v)	during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

(b) A Holder of a Note may not use this Indenture to affect, disturb or prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holder).

SECTION 6.07 Rights of Holders of Notes to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium or Additional Interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08 Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing with respect to the Notes, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest, and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and Additional Interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09 Trustee May File Proofs of Claim.  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes then outstanding allowed in any judicial proceedings relative to any of the Company or Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 Priorities.

(a) Any money or property collected by the Trustee pursuant to this Article 6, or any money or property distributable in respect of the Company’s or any Guarantor’s obligations under this Indenture after an Event of Default, shall be paid out or distributed in the following order:

First: to the Trustee or any predecessor trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes in respect of which such money was collected for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Additional Interest, if any, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders

SECTION 6.11 Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

SECTION 7.01 Duties of Trustee.  Except to the extent, if any, provided otherwise in the TIA (as from time to time in effect):

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i)
the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)
in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions required to be delivered hereunder, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)	this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, costs, liability or expense that might be incurred by it in connection with the request or direction.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.  The Trustee (acting in any capacity) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

SECTION 7.02 Certain Rights of Trustee.

(a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the willful misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.  The permissive right of the Trustee to do things enumerated in the Indenture shall not be construed as a duty of the Trustee.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default (except any Event of Default occurring pursuant to Section 6.01(i) or (ii) or Section 4.01) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 12.02, and such notice references the Notes and this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(k) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.03 Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest as described in the TIA (as in effect at such time), it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Affiliate may do the same with like rights and duties.  The Trustee is also subject to Section 7.10 and Section 7.11.

SECTION 7.04 Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Note Guarantees, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, it shall not be responsible for any statement or recital herein or any statement in the Notes, in the Offering Memorandum or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication, and it shall not be responsible for the compliance by the Company or any Holder with any federal or state securities laws or the determination as to which beneficial owners are entitled to receive notices hereunder.

Notwithstanding anything else herein to the contrary, the Trustee shall not have (a) any responsibility with respect to (i) the accuracy of the records of any Depositary or any other Person with respect to any beneficial interest in Global Notes or (ii) the selection of the particular portions of a Global Note to be redeemed or refunded in the event of a partial redemption or refunding of part of the Notes then outstanding that are represented by Global Notes, or (b) any obligation to (i) deliver to any Person, other than a Holder, any notice with respect to Global Notes, including any notice of redemption or refunding or (ii) make payment to any Person, other than a Holder, of any amount with respect to the principal of, redemption premium, if any, or interest on Global Notes.

SECTION 7.05 Notice of Defaults.  If a Default or an Event of Default occurs and is continuing with respect to the Notes and if a Responsible Officer of the Trustee has notice of such Default or Event of Default as described in Section 7.02(g), the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs; provided, however, that in any event the Trustee shall not be required to mail such notice prior to 10 days after a Responsible Officer receives notice of such default or Event of Default as described in Section 7.02(g). Except in the case of a Default or Event of Default relating to the payment of principal or interest or Additional Interest on any Note then outstanding, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA Section 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

(b) A copy of each report at the time it is sent to the Holders of Notes shall be sent to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d).  The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange or any delisting thereof.

SECTION 7.07 Compensation and Indemnity.

(a) The Company shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder in accordance with a written agreement between the Trustee and the Company.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company and the Guarantors, jointly and severally, shall fully indemnify the Trustee and its directors, officers, agents and employees against any and all losses, damages, claims, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct.  The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Company does not need to pay for any settlement made without its consent.  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the Trustee’s negligence or willful misconduct.

(c) The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

(d) To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes, which it may exercise by right of set-off, on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(ix) and (x) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

(g) Any amounts due and owing to the Trustee hereunder (whether in the nature of fees, expenses, indemnification payments or reimbursements for advances) which have not been paid by or on behalf of the Company within 30 days following written notice thereof given to the Company shall bear interest at an interest rate equal to the Trustee’s announced prime rate in effect from time to time, plus two percent (2%) per annum.

(h) “Trustee” for the purposes of this Section 7.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee with respect to the Notes by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(i)	the Trustee fails to comply with Section 7.10;

(ii)	the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)	a custodian or public officer takes charge of the Trustee or its property; or

(iv)	the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee with respect to the Notes to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may, at the expense of the Company, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail or send a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger, Etc.  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

SECTION 7.10 Eligibility; Disqualification.  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).  There shall be excluded from the operation of TIA Section 310(b)(i) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company or any of the Guarantors are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(i) are met.

SECTION 7.11 Preferential Collection of Claims Against Company.  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12 Authority to Enter into Escrow Agreement.  The Trustee is authorized and directed to execute, deliver and perform its duties under the Escrow Agreement.

ARTICLE 8
DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or Section 8.03 be applied to all outstanding Notes and the Notes Guarantees related to the Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02 Legal Defeasance and Discharge.  Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Note Guarantees related to the Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees related to the Notes, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all their other obligations under such Notes, the related Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)           the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due;

(b)           the Company’s obligations with respect to such Notes under Article 2 concerning issuing temporary Notes, registration of Notes and mutilated, destroyed, lost or stolen Notes and the Company’s obligations under Section 4.02;

(c)           the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(d)           this Article 8.

Subject to compliance with this Article 8, the Company may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

SECTION 8.03 Covenant Defeasance.  Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Section 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18, 4.19 and 5.01(a)(iii) with respect to the outstanding Notes and the Note Guarantees related to the Notes on and after the date the conditions set forth in section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Notes Guarantees related to the Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default with respect to Notes under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Section 6.01(iii) through (viii) shall not constitute Events of Default with respect to Notes.

SECTION 8.04 Conditions to Legal or Covenant Defeasance.  The following shall be the conditions to the application of either Section 8.02 or Section 8.03 to the outstanding Notes:

(i)
the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(ii)
in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)
in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)
no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(v)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(vi)
the Company must have delivered to the Trustee an Opinion of Counsel to the effect that assuming no intervening bankruptcy of either the Company or any Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code and Section 15 of the New York Debtor and Creditor Law;

(vii)
the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(viii)	if the Notes are to be redeemed prior to their Stated Maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(ix)
the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05 Deposited Money and Government Securities to Be Held in Trust.

(a) Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c) Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06 Repayment to the Company.  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest, or Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, interest, or Additional Interest, if any, has become due and payable shall, subject to applicable abandoned property law, be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the reasonable expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07 Reinstatement.  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture, the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 and, in the case of a Legal Defeasance, the Guarantors’ obligations under their respective Note Guarantees shall be revised and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03, in each case until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01 Without Consent of Holders of Notes.  (a)  Notwithstanding Section 9.02, with respect to the Notes, the Company, the Guarantors (other than with respect to any supplemental indenture executed in accordance with Section 4.17), and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees without the consent of any Holder of a Note:

(i)	to cure any ambiguity, defect or inconsistency;

(ii)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iii)
to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets or in connection with the completion of the Enventis Acquisition or the Finance Co. Merger;

(iv)	to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

(v)	to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(vi)	to comply with Section 4.12 or Section 4.17 hereof;

(vii)	to evidence and provide for the acceptance of appointment by a successor Trustee;

(viii)	to provide for the issuance of Additional Notes in accordance with this Indenture; or

(ix)
to conform the text of this Indenture or the Notes to any provision of the section of the Offering Memorandum entitled “Description of the Notes” to the extent that such provision in this Indenture or the Notes was intended to conform to the text of such “Description of the Notes” as evidenced by an Officers’ Certificate.

Upon the request of the Company accompanied by resolutions of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of any documents requested under Section 7.02(b) hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties, protections, privileges, indemnities or immunities under this Indenture or otherwise.  Notwithstanding the foregoing, any supplemental indenture executed pursuant to Section 9.01(a)(vi) shall be executed by the Company, the Guarantor providing such Note Guarantee and the Trustee.

SECTION 9.02 With Consent of Holders of Notes.

(a) Except as otherwise provided in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes (and related Note Guarantees) with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Section 6.04 and Section 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes (and related Note Guarantees) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto.  If a record date is fixed, the Holders of Notes on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

(c) Upon the request of the Company accompanied by resolutions of its Board of Directors authorizing the execution of any such amendment or supplement to this Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee shall join with the Company in the execution of such amendment or supplement unless such amendment or supplement directly affects the Trustee’s own rights, duties, protections, privileges, indemnities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

(d) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(e) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail or send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail or send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.  Subject to Section 6.04 and Section 6.07, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Company with any provision of this Indenture, or the Notes.  However, with respect to the Notes, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(i)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)
reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes (other than the provisions relating to Section 4.10 and Section 4.14 and other than the notice periods with respect to a redemption of the Notes);

(iii)	reduce the rate of or change the time for payment of interest on any Note;

(iv)
waive a Default or Event of Default in the payment of principal of, or interest or premium or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(v)	make any Note payable in money other than U.S. dollars;

(vi)
make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

(vii)	release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(viii)	impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(ix)
amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with Section 4.10 after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.14  after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(x)	except as otherwise permitted under Section 4.17 and Section 5.01, consent to the assignment or transfer by the Company or any Guarantor of any of their rights or obligations under this Indenture;

(xi)
amend or modify any of the provisions of this Indenture or the related definitions affecting the ranking of the Notes or any Note Guarantee in any manner adverse to the Holders of the Notes or any Note Guarantee; or

(xii)	make any change in the preceding amendment and waiver provisions.

SECTION 9.03 Compliance with Trust Indenture Act.  Every amendment or supplement to this Indenture or the Notes shall be set forth in a document that complies with the TIA as then in effect.

SECTION 9.04 Revocation and Effect of Consents.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05 Notation on or Exchange of Notes.  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06 Trustee to Sign Amendments, Etc..  The Trustee shall sign any amendment or supplement to this Indenture or any Note authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities, protections, privileges, indemnities or immunities of the Trustee.  The Company or any Guarantor may not sign an amendment or supplemental Indenture or Note until its respective Board of Directors approves it.  In executing any amendment or supplement or Note, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture and that it will be valid and binding upon the Company and the Guarantors in accordance with its terms.

ARTICLE 10
NOTE GUARANTEES

SECTION 10.01 Guarantee.  Subject to this Article 10, each of the Guarantors hereby, jointly and severally, and fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(a) The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Subject to Section 6.06, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(b) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(c) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

SECTION 10.02 Limitation on Guarantor Liability.  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to its Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 10.03 Execution and Delivery of Note Guarantee.  To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees this Indenture or a supplemental indenture shall be executed on behalf of such Guarantor by the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Guarantor, as the case may be.  Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.  If an Officer whose signature is on this Indenture or on a supplemental indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.17, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture in accordance with Section 4.17 and this Article 10, to the extent applicable.

SECTION 10.04 Guarantors May Consolidate, Etc., on Certain Terms.

(a) A Guarantor may not sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(i)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(ii)	either:

(A)
the Guarantor is the surviving corporation, the Person acquiring the property or assets in any such sale, assignment, transfer, conveyance or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under this Indenture and its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee and joinder, respectively; or

(B)	such sale, assignment, transfer, conveyance or other disposition or consolidation or merger complies with Section 4.10.

(b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor.  All of the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

(c) Except as set forth in Article 5, and notwithstanding clauses (i) and (ii) of Section 10.04(a), nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 10.05 Release of Guarantor.

(a) The Note Guarantee of a Guarantor shall be automatically released:

(i)
in connection with any transaction permitted by this Indenture after which such Guarantor would no longer constitute a Restricted Subsidiary of the Company, if the sale of Capital Stock, if any, complies with Section 4.10;

(ii)	if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under this Indenture;

(iii)	upon satisfaction and discharge of the Notes as set forth under Section 11.01 or upon defeasance of the Notes as set forth under Article 8; or

(iv)
solely in the case of a Note Guarantee created pursuant to Section 4.17, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to Section 4.17, except a discharge or release by or as a result of payment under such Guarantee.

(b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest and Additional Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

(c) If the Note Guarantee of any Guarantor is automatically released, the Company shall deliver to the Trustee an Officers’ Certificate stating the identity of the released Guarantor, the basis for release in reasonable detail, and that such release complies with this Indenture.  At the request of the Company, and upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel stating that such release complies with this Indenture, the Trustee shall execute and deliver an appropriate instrument evidencing such release of a Guarantor from the Note Guarantee (it being understood that the failure to obtain any such instrument shall not impair any automatic release pursuant to Section 10.05(a)).

SECTION 10.06 Benefits Acknowledged.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

ARTICLE 11
SATISFACTION AND DISCHARGE

SECTION 11.01 Satisfaction and Discharge.

(a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

(i)	either:

(A)
all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(B)
all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(ii)
no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor are a party or by which the Company or any Guarantor is bound;

(iii)	the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(iv)
the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

(b) In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c) Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its request any cash or Government Securities held by it as provided in this section which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article 11.

(d) After the conditions to discharge contained in this Article 11 have been satisfied, and the Company has paid or caused to be paid all other sums payable hereunder by the Company, and delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Company and the Guarantors under this Indenture (except for those surviving obligations specified in Section 7.07).

SECTION 11.02 Deposited Money and Government Securities to Be Held in Trust.  Subject to Section 11.03 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

SECTION 11.03 Repayment to the Company.  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium or Additional Interest, if any, or interest has become due and payable shall, subject to applicable abandoned property law, be paid to the Company on their request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

ARTICLE 12
MISCELLANEOUS

SECTION 12.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 12.02 Notices.

(a) Any notice or communication by the Company or any Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Consolidated Communications Finance II Co.
121 South 17th Street
Mattoon, Illinois 61938
Attention:  Steven L. Childers
Facsimile:  (217) 258-6240

with a copy to:

Schiff Hardin LLP
233 South Wacker Drive
Chicago, Illinois 60606
Attention: Alexander Young
Facsimile:  (312) 258-5737

If to the Trustee:

Wells Fargo Bank, National Association
10 South Wacker Drive, 13th Floor
Chicago, Illinois 60606
Attention:  Corporate, Municipal and Escrow Solutions
Facsimile:  (312) 726-2158

(b) The Company, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

(c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

(f) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(g) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

(i) Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with DTC operational arrangements or other Applicable Procedures.

SECTION 12.03 Communication by Holders of Notes with Other Holders of Notes.  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 12.04 Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture (except in connection with the original issuance of the Notes), the Company shall furnish to the Trustee:

(i)
an Officers’ Certificate (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii)
an Opinion of Counsel (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel (who may rely upon an Officers’ Certificate or certificates of public officials as to matters of fact), all such conditions precedent and covenants have been satisfied.

SECTION 12.05 Statements Required in Certificate or Opinion.

(a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(i)	a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)
a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)	a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 12.06 Rules by Trustee and Agents.  The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.  No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 12.08 Governing Law.  THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.09 Waiver of Jury Trial.  EACH OF THE COMPANY, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.10 Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

SECTION 12.11 No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.12 Successors.  All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each Guarantor in this Indenture shall bind such Guarantor’s successors, except as otherwise provided in Section 10.04.

SECTION 12.13 Severability.  In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14 Counterpart Originals.  The parties may sign any number of copies of this Indenture (including by electronic transmission).  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 12.15 Acts of Holders.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 12.15.

(a) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(b) Notwithstanding anything to the contrary contained in this Section 12.15, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04.

(c) If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to resolutions of its Board of Directors, fix in advance a record date for the determination of Holders of Notes entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders of Notes generally in connection therewith or the date of the most recent list of Holders of Notes forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record of Notes at the close of business on such record date shall be deemed to be Holders of Notes for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Notes on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(e) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 12.16 Benefit of Indenture.  Nothing in this Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 12.17 Qualification of Indenture.  The Company shall qualify this Indenture under the TIA in accordance with and to the extent required by the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes.  The Trustee shall be entitled to receive from the Company and the Guarantors any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

SECTION 12.18 Table of Contents, Headings, Etc.  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.19 U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.  The Trustee acknowledges that it has received all information required pursuant to this Section 12.19 as of the date hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Indenture as of September 18, 2014.

CONSOLIDATED COMMUNICATIONS FINANCE II CO.
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	SVP / CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

EXHIBIT A

FORM OF NOTE

[Face of Note]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN ‘‘ACCREDITED INVESTOR’’ WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH IS AN EXHIBIT TO THE INDENTURE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

[Additional language for Regulation S Note to be inserted after paragraph 1]

[THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).]

CUSIP [●]

No. [●]	$[●]*

CONSOLIDATED COMMUNICATIONS FINANCE II CO.

6.50% SENIOR NOTES DUE 2022

Issue Date:  September 18, 2014

Consolidated Communications Finance II Co., a Delaware corporation, (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO. or its registered assigns, the principal sum of $[●] ([●] UNITED STATES DOLLARS), [subject to adjustments listed on the Schedule of Exchanges, Increases or Decreases of Interests in the Global Note attached hereto,] on October 1, 2022.

Interest Payment Dates:  April 1 and October 1, commencing April 1, 2015.

Record Dates:  March 15 and September 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

CONSOLIDATED COMMUNICATIONS FINANCE II CO.
By:
Name:
Title:

(Trustee’s Certificate of Authentication)

This is one of the 6.50% Senior Notes due 2022 described in the within-mentioned Indenture.

Dated: September 18, 2014

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

[Reverse Side of Note]

CONSOLIDATED COMMUNICATIONS FINANCE II CO.

6.50% SENIOR NOTES DUE 2022

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest:  Consolidated Communications Finance II Co. (the “Company”) promises to pay interest on the principal amount of this Note at 6.50% per annum from the date hereof until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 7 of the Registration Rights Agreement referred to below.  The Company shall pay interest and Additional Interest, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be April 1, 2015.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at the rate then in effect; the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(2) Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  If a Holder has given wire transfer instructions to the Company and the Paying Agent at least 10 Business Days prior to the applicable payment date, the Company or the Paying Agent shall pay all principal, interest and premium and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions.  All other payments on Notes shall be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest (including Additional Interest, if any) with respect to the Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the account specified by DTC.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) Paying Agent and Registrar.  Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without prior notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

(4) Indenture.  The Company issued the Notes under an Indenture dated as of September 18, 2014 (“Indenture”) between the Company and the Trustee.  This Note is one of a duly authorized issue of notes of the Company designated as its 6.50% Senior Notes due 2022, initially issued in the aggregate principal amount of $200,000,000.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.

(5) Optional Redemption.

(a) At any time prior to October 1, 2017, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b) At any time on or after October 1, 2017, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year	Percentage
2017	104.875%
2018	103.250%
2019	101.625%
2020 and thereafter	100.000%

(c) At any time prior to October 1, 2017, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) upon not less than 30 nor more than 60 days’ notice at a redemption price of 106.50% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that: (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Holdings or its Subsidiaries); and (2) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

(6) Repurchase at Option of Holder.  If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes pursuant to a Change of Control Offer at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.  Within 30 days following any Change of Control, the Company shall mail or send a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on a date specified in such notice, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent, pursuant to the procedures required by the Indenture and described in such notice.

(7) Mandatory Redemption.  The Notes are also subject to redemption at a redemption price equal to 100.00% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, to but excluding the Special Mandatory Redemption Date, if either (i) the Enventis Acquisition has not been consummated at or prior to 9:00 a.m. (Eastern time) on January 31, 2015; or (ii) the Merger Agreement is terminated prior to January 31, 2015.

(8) Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note (i) for a period of 15 days before the sending of a notice of redemption of Notes to be redeemed or (ii) tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.  Transfer may be restricted as provided in the Indenture.

(9) Persons Deemed Owners.  The registered Holder of a Note will be treated as its owner for all purposes.

(10) Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  Without the consent of any Holder of a Note, the Indenture, or the Notes may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency, or make any change that does not adversely affect the legal rights under the Indenture of any such Holder.

(11) Defaults and Remedies.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to (i) the Company or (ii) any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing with respect to the Notes, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default.  The Holders of a majority in principal amount of the Notes then outstanding may rescind any such acceleration with respect to the Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest, or Additional Interest, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and all amounts owing to the Trustee have been paid.  In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(a)(vi) of the Indenture, the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in Section 6.01(a)(vi) of the Indenture have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.  Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.  If certain conditions are satisfied, Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes.

(12) Trustee Dealings with Company.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

(13) No Recourse Against Others.  No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(14) Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, among the Company, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and RBS Securities Inc. as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act (the “Registration Rights Agreement”).

(16) CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

(17) Guarantee.  As provided in the Indenture and subject to certain limitations therein set forth, the Company’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

(18) Governing Law.  THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(19) Copies of Documents.  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture, the Escrow Agreement and/or the Registration Rights Agreement. Requests may be made to:

Consolidated Communications Finance II Co.
121 South 17th Street
Mattoon, Illinois 61938
Attention:  Steven L. Childers
Facsimile:  (217) 258-6240

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: _____________________________________________________________________

(INSERT ASSIGNEE’S LEGAL NAME)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________________________ to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date: ___________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐  Section 4.10                                       ☐  Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_________________

Date: ______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.: ________________________________________

Signature Guarantee*: ________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF EXCHANGES, INCREASES OR DECREASES OF
INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Consolidated Communications Finance II Co.
121 South 17th Street
Mattoon, Illinois 61938
Attention:  Steven L. Childers
Facsimile:  (217) 258-6240

Wells Fargo Corporate Trust-DAPS Reorg
6th & Marquette Ave 12th Floor
MAC N9303-121
Minneapolis, MN  55479
Phone: 1-800-344-5128
Fax: 1-866-969-1290
Email: dapsreorg@wellsfargo.com

Re:	6.50% Senior Notes due 2022

Reference is hereby made to the Indenture, dated as of September 18, 2014 (the “Indenture”), among Consolidated Communications Finance II Co., a Delaware corporation, (the “Company”) and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐     1.  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐     2.  Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note, or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐     3.  Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144, Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐     (a)  such Transfer is being effected to the Company or a subsidiary thereof; or

☐     (b)  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4.  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

☐     (a)  Check if Transfer is Pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐     (b)  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Note or a Restricted Definitive Note, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐     (c)  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated: ____________________

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]

☐	(a)	a beneficial interest in the:

	(i)	144A Global Note (CUSIP __________); or

	(ii)	Regulation S Global Note (CUSIP __________); or

☐	(b)	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:
[CHECK ONE]

☐	(a)	a beneficial interest in the:

	(i)	144A Global Note (CUSIP __________); or

	(ii)	Regulation S Global Note (CUSIP __________); or

	(iii)	Unrestricted Global Note (CUSIP __________); or

☐	(b)	a Restricted Definitive Note; or

☐	(c)	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Consolidated Communications Finance II Co.
121 South 17th Street
Mattoon, Illinois 61938
Attention:  Steven L. Childers
Facsimile:  (217) 258-6240

Wells Fargo Corporate Trust-DAPS Reorg
6th & Marquette Ave 12th Floor
MAC N9303-121
Minneapolis, MN  55479
Phone: 1-800-344-5128
Fax: 1-866-969-1290
Email: dapsreorg@wellsfargo.com

Re:	6.50% Senior Notes due 2022

Reference is hereby made to the Indenture, dated as of September 18, 2014 (the “Indenture”), between Consolidated Communications Finance II Co., a Delaware corporation, (the “Company”) and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
__________________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $____________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.  Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

☐     (a)  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐     (b)  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐     (c)  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐     (d)  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.  Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

☐     (a)  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

☐     (b)  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] :

☐  144A Global Note, :

☐  Regulation S Global Note, :

with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated: ________________________

[Insert Name of Transferor]

By:
Name:
Title:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Consolidated Communications Finance II Co.
121 South 17th Street
Mattoon, Illinois 61938
Attention:  Steven L. Childers
Facsimile:  (217) 258-6240

Wells Fargo Corporate Trust-DAPS Reorg
6th & Marquette Ave 12th Floor
MAC N9303-121
Minneapolis, MN  55479
Phone: 1-800-344-5128
Fax: 1-866-969-1290
Email: dapsreorg@wellsfargo.com

Re:	6.50% Senior Notes due 2022

Reference is hereby made to the Indenture, dated as of September 18, 2014 (the “Indenture”), between Consolidated Communications Finance II Co., a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a)    ☐  beneficial interest in a Global Note, or

(b)    ☐  a Definitive Note,

we confirm that:

1.  We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.  We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we shall do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.  We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.  We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.  We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

The Trustee and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated: ____________________
[Insert Name of Accredited Investor]

By:
Name:
Title:

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY CONSOLIDATED, HOLDINGS AND THE GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ______________, 2014, among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation and a wholly owned subsidiary of Holdings (the “Successor”), the guarantors listed on the signature pages hereto (together with Holdings, the “Guarantors”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”) under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, Consolidated Communications Finance II Co., a Delaware corporation (the “Company”), and the Trustee have heretofore executed and delivered an Indenture, dated as of September 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by the Company of its 6.50% Senior Notes due 2022 (the “Notes”).

WHEREAS, the Company and the Successor have entered into an Agreement and Plan of Merger, dated of even date herewith (the “Finance Co. Merger Agreement”), which contemplates the filing of (i) a certificate of merger with the Secretary of State of the State of Delaware and (ii) articles of merger with the Secretary of State of the State of Illinois, in each case, providing for the merger (the “Merger”) of the Company with and into the Successor, with the Successor continuing its corporate existence under the laws of the State of Illinois as the surviving company of the Merger;

WHEREAS, Section 5.01 of the Indenture provides, among other things, that the Company may merge with or into another Person; provided that, among other things, (i) the Person formed by any merger with or into the Company (if other than the Company) expressly assumes, by a supplemental indenture executed and delivered to the Trustee, all of the obligations of the Company under the Notes and the Indenture and (ii) the Indenture, as so supplemented, remains in full force and effect;

WHEREAS, Section 9.01(a)(iii) of the Indenture provides, among other things, that the Indenture and Notes may be amended or supplemented without the consent of any Holder to provide for the assumption of the Company’s obligations to Holders in the case of a merger consummated pursuant to Article 5 of the Indenture;

WHEREAS, the Successor desires and has requested that the Trustee join in the execution of this Supplemental Indenture for the purpose of evidencing such assumption by the Successor;

WHEREAS, Section 4.17 of the Indenture provides that, to the extent not a party to the Indenture upon the original execution thereof, each Person required to become a Guarantor shall execute and deliver to the Trustee a supplemental indenture, pursuant to which it shall become a Guarantor under Article 10 of the Indenture and shall Guarantee the obligations of the Company under the Indenture and the Notes;

WHEREAS, Section 9.01(a)(vi) of the Indenture provides, among other things, that the Indenture and Notes may be amended or supplemented without the consent of any Holder to add Note Guarantees with respect to the Notes;

WHEREAS, the Guarantors named herein desire to execute this Supplemental Indenture in order to evidence the Guarantors’ Note Guarantees under Article 10 of the Indenture;

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by resolutions of the boards of directors of the Successor and the Guarantors; and

WHEREAS, all conditions precedent and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled, and the execution and delivery hereof has been in all respects duly authorized.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Successor, the Guarantors and the Trustee mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders as follows:

ARTICLE 1
DEFINITIONS

Section 1.1 Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2
 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF
THE SUCCESSOR AND THE GUARANTORS

Section 2.1 The Successor and each Guarantor represents, warrants and agrees with the Trustee as follows:

(a)           It is a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of its respective state of incorporation or formation, as applicable.

(b)           The execution, delivery and performance by it of this Supplemental Indenture has been authorized and approved by all necessary corporate or other action on its part and this Supplemental Indenture is its valid and legally binding obligation, enforceable against it in accordance with its terms.

(c)           The Merger will become effective in accordance with the laws of the State of Delaware and the State of Illinois when (i) the certificate of merger, with respect to the Merger, is accepted by the Secretary of State of the State of Delaware and (ii) the articles of merger, with respect to the Merger, are accepted by the Secretary of State of the State of Illinois (the time the Merger becomes effective being the “Effective Time”).  Notice of the Effective Time shall be promptly provided by the Successor to the Trustee.

(d)           The Indenture, as supplemented by this Supplemental Indenture, shall remain in full force and effect in accordance with its terms immediately after the execution of this Supplemental Indenture.

ARTICLE 3
ASSUMPTION AND AGREEMENTS

Section 3.1 As of the Effective Time, the Successor hereby assumes the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, and the due and punctual performance and observance of all other covenants, conditions and other obligations contained in the Indenture on the part of the Company to be performed or observed.

Section 3.2 Notes authenticated and delivered after the execution of this Supplemental Indenture may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in this Supplemental Indenture.

Section 3.3 The Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes, with the same effect as if the Successor had been named as “the Company” therein.

ARTICLE 4
NOTE GUARANTEES

Section 4.1 As of the Effective Time, the Guarantors named herein hereby agree, jointly and severally with all other Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder and the Trustee, the Successor’s obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture applicable to “Guarantors.”

ARTICLE 5
MISCELLANEOUS

Section 5.1 Execution and Delivery.  This Supplemental Indenture shall be effective upon execution by the parties hereto.  The Guarantors agree that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

Section 5.2 Benefits Acknowledged.  The Guarantor’s Note Guarantee is subject to the terms and conditions set forth in the Indenture.  The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee and this Supplemental Indenture are knowingly made in contemplation of such benefits.

Section 5.3 Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 5.4 Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 5.5 No Recourse Against Others.  Pursuant to Section 12.07 of the Indenture, no director, officer, employee, incorporator or stockholder of the Successor or the Guarantors, as such, shall have any liability for any obligations of the Successor or the Guarantors under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  This waiver and release are part of the consideration for the Note Guarantee.

Section 5.6 Governing Law.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 5.7 Waiver of Jury Trial.  EACH OF THE SUCCESSOR, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.8 Counterparts.  The parties may sign any number of copies of this Supplemental Indenture (including by electronic transmission).  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 5.9 Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 5.10 Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

CONSOLIDATED COMMUNICATIONS, INC., as the Successor
By:
Name:
Title:

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., as a Guarantor
By:
Name:
Title:

CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC., as a Guarantor
By:
Name:
Title:

CONSOLIDATED COMMUNICATIONS SERVICES COMPANY, as a Guarantor
By:
Name:
Title:

CONSOLIDATED COMMUNICATIONS OF FORT BEND COMPANY, as a Guarantor
By:
Name:
Title:

[Signature Page to Supplemental Indenture]

CONSOLIDATED COMMUNICATIONS OF TEXAS COMPANY, as a Guarantor
By:
Name:
Title:

CONSOLIDATED COMMUNICATIONS OF PENNSYLVANIA COMPANY, LLC, as a Guarantor
By:
Name:
Title:

SUREWEST COMMUNICATIONS, as a Guarantor
By:
Name:
Title:

SUREWEST TELEPHONE, as a Guarantor
By:
Name:
Title:

SUREWEST LONG DISTANCE, as a Guarantor
By:
Name:
Title:

SUREWEST TELEVIDEO, as a Guarantor
By:
Name:
Title:

[Signature Page to Supplemental Indenture]

SUREWEST FIBER VENTURES, LLC, as a Guarantor
By:
Name:
Title:

SUREWEST KANSAS, INC., as a Guarantor
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

[Signature Page to Supplemental Indenture]

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of _____________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Consolidated Communications, Inc., an Illinois corporation (or its permitted successor) (the “Company”), and Wells Fargo Bank, National Association, a national banking association (or its permitted successor), as trustee under the Indenture referred to below (the “Trustee”).  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

W I T N E S S E T H

WHEREAS, the Company and the other Guarantors party thereto have heretofore executed and delivered an Indenture, dated as of September 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by the Company of its 6.50% Senior Notes due 2022 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall, subject to Article 10 of the Indenture, unconditionally guarantee the Notes on the terms and conditions set forth therein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders as follows:

ARTICLE 1
DEFINITIONS

Section 1.1 Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2
AGREEMENT TO GUARANTEE

Section 2.1 Agreement to be Bound.  The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.2 Guarantee.  The Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article 10 of the Indenture on a senior basis.

ARTICLE 3
MISCELLANEOUS

Section 3.1 Execution and Delivery.  The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

Section 3.2 Benefits Acknowledged.  The Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture.  The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee and this Supplemental Indenture are knowingly made in contemplation of such benefits.

Section 3.3 Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.4 Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.5 Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms.  The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person other than as set forth in Section 10.04 of the Indenture.

Section 3.6 Release.  The Guaranteeing Subsidiary’s Note Guarantee shall be released as set forth in Section 10.05 of the Indenture.

Section 3.7 No Recourse Against Others. Pursuant to Section 12.07 of the Indenture, no director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Guaranteeing Subsidiary under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. This waiver and release are part of the consideration for the Note Guarantee.

Section 3.8 Governing Law.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 3.9 Waiver of Jury Trial.  THE GUARANTEEING SUBSIDIARY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.10 Counterparts.  The parties may sign any number of copies of this Supplemental Indenture (including by electronic transmission).  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.11 Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.12 Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]
By:
Name:
Title:

CONSOLIDATED COMMUNICATIONS, INC.
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

[Signature Page to Supplemental Indenture]

EXHIBIT G

FORM OF FREE TRANSFERABILITY CERTIFICATE

Wells Fargo Corporate Trust-DAPS Reorg
6th & Marquette Ave 12th Floor
MAC N9303-121
Minneapolis, MN  55479
Phone: 1-800-344-5128
Fax: 1-866-969-1290
Email: dapsreorg@wellsfargo.com

Re:	6.50% Senior Notes due 2022

Dear Sir/Madam:

Whereas the 6.50% Senior Notes due 2022 of Consolidated Communications Finance II Co. (the “Notes”) have become freely tradable without restriction by non-affiliates of Consolidated Communications Finance II Co. (the “Company”) pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended, in accordance with Section 2.07(k) of the Indenture, pursuant to which the Notes were issued, the Company hereby instructs you that, unless otherwise later directed in writing by the Company:

(i)
the Private Placement Legend described in Section 2.07(g) of the Indenture and set forth on the Notes will be deemed removed from the Global Notes representing such securities, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of holders; and

(ii)
the Restricted Global Notes CUSIP(s) and ISIN(s) (                   /                             ) will be deemed removed from the Global Notes and replaced, respectively, with the following unrestricted CUSIP and ISIN, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of holders.

CUSIP:
ISIN:

Capitalized terms used but not defined herein have the meanings set forth in the Indenture.

Very truly yours,

CONSOLIDATED COMMUNICATIONS FINANCE II CO.
By:
Name:
Title: